Exhibit 10.6
Loan Agreement
THIS LOAN AGREEMENT (the “Agreement”), is entered into as of October 28, 2024, between EVERCORE PARTNERS SERVICES EAST L.L.C. (the “Borrower”), with an address at c/o Evercore Inc., 55 East 52nd Street, New York, NY 10055, and PNC BANK, NATIONAL ASSOCIATION (the “Bank”), with an address at One PNC Plaza, 249 Fifth Avenue, Pittsburgh, PA 15222.
The Borrower and the Bank, with the intent to be legally bound, agree as follows:
1.Loan; Line of Credit. The Bank hereby extends to the Borrower a committed revolving line of credit under which the Borrower may request and the Bank, subject to the terms and conditions of this Agreement, will make advances to the Borrower from time to time until the Expiration Date, in an aggregate amount outstanding at any time not to exceed $225,000,000 (the “Line of Credit”). The loans made by the Bank under the Line of Credit are hereby referred to as the “Loan”. The “Expiration Date” shall have the meaning set forth in the Note (as defined below). The Borrower acknowledges and agrees that in no event will the Bank be under any obligation to extend or renew the Line of Credit beyond the Expiration Date. In no event shall the aggregate unpaid principal amount of advances under the Line of Credit exceed the face amount of the Line of Credit. Advances under the Line of Credit will be used for working capital or other general business purposes of the Borrower. The Loan shall be evidenced by a promissory note of the Borrower and all renewals, extensions, amendments and restatements thereof (whether one or more, collectively, the “Note”) acceptable to the Bank, which shall set forth the interest rate, repayment and other provisions of the Loan, the terms of which are incorporated into this Agreement by reference. The proceeds of the Loan will be used for working capital or general corporate purposes, including paying existing indebtedness of the Borrower.
2.Guaranties. The guaranties for repayment of the Loan shall include but not be limited to the guaranties and other documents heretofore, contemporaneously or hereafter executed and delivered to the Bank in connection with the Loan (the “Guaranty Documents”), which, in the case of the guaranties by Evercore Inc., Evercore LP and Evercore Group Holdings L.P. (collectively, the “Guarantors”), shall guarantee repayment of the Loan and all other loans, advances, debts, liabilities, obligations, covenants and duties owing by the Borrower to the Bank or to any other direct or indirect subsidiary of The PNC Financial Services Group, Inc., of any kind or nature, present or future (including any interest accruing thereon after maturity, or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect (including those acquired by assignment or participation), absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, whether or not (i) evidenced by any note, guaranty or other instrument; (ii) arising under any agreement, instrument or document; (iii) for the payment of money; (iv) arising by reason of an extension of credit, opening of a letter of credit, loan, equipment lease or guarantee; (v) under any interest or currency swap, future, option or other interest rate protection or similar agreement; (vi) under or by reason of any foreign currency transaction, forward, option or other similar transaction providing for the purchase of one currency in exchange for the sale of another currency, or in any other manner; or (vii) arising out of overdrafts on deposit or other accounts or out of electronic funds transfers (whether by wire transfer or through automated clearing houses or otherwise) or out of the return unpaid of, or other failure of the Bank to receive final payment for, any check, item, instrument, payment order or other deposit or credit to a deposit or other account, or out of the Bank’s non-receipt of or inability to collect funds or otherwise not being made whole in connection with depository or other similar arrangements; and any amendments, extensions, renewals and increases of or to any of the foregoing, and all costs and expenses of the Bank incurred in the documentation, negotiation, modification, enforcement, collection and otherwise in connection with any of the foregoing, including reasonable attorneys’ fees and expenses (hereinafter referred to collectively as the “Obligations”). Unless expressly provided to the contrary in documentation for any other loan or loans, it is the express intent of the Bank and the Borrower that all Obligations including those included in the Loan be cross-defaulted, such that a default under any Obligation shall be a default under all Obligations.
This Agreement, the Note, the Guaranty Documents and all other agreements and documents executed and/or delivered pursuant or subject hereto, as each may be amended, modified, extended or renewed from time to time, are collectively referred to as the “Loan Documents.” Capitalized terms not defined herein shall have the meanings ascribed to them in the Loan Documents. When used herein and in the other Loan Documents, the following terms shall have the meanings assigned to such terms in the 2025 Note Purchase Agreement (which term is defined below), as the 2025 Note Purchase Agreement is in effect on the Second Amendment Effective Date: “Affiliate”; “Capital Lease”; “Capital Lease Obligations”; “Code”; “Consolidated”; “Consolidated Adjusted EBITDA”; “Consolidated Leverage Ratio”; “Consolidated Net Income”; “Consolidated Tangible Net Worth”; “Consolidated Total Assets”; “Consolidated Total Debt”; “Disposition”; “Disposition Value”; “Governmental Authority”; “Indebtedness”; “Lien”; “Material”; “Net Proceeds”; “Presentation”; “property”; “properties”; “Significant Subsidiary”; and “Wholly-Owned Subsidiary”. In addition, the following terms shall have the following meanings:
“2016 Note Purchase Agreement” shall mean the Note Purchase Agreement, dated as of March 30, 2016, among the Company and the purchasers party thereto pursuant to which the Company issued its (i) $38,000,000 4.88% Series A Senior Notes, (ii) $67,000,000 5.23% Series B Senior Notes, $48,000,000 5.48% Series C Senior Notes, and (iii) $17,000,000 5.58% Series D Senior Notes, as in effect on the Second Amendment Effective Date, and as may be amended, supplemented or otherwise modified thereafter.
“2019 Note Purchase Agreement” shall mean the Note Purchase Agreement, dated as of August 1, 2019, among the Company and the purchasers party thereto pursuant to which the Company issued its (i) $75,000,000 4.34% Series E Senior Notes, (ii) $60,000,000 4.44% Series F Senior Notes, $40,000,000 4.54% Series G Senior Notes, and (iii) £25,000,000 3.33% Series H Senior Notes, as in effect on the Second Amendment Effective Date, and as may be amended, supplemented or otherwise modified thereafter.
“2021 Note Purchase Agreement” shall mean the Note Purchase Agreement, dated as of March 29, 2021, among the Company and the purchasers party thereto pursuant to which the Company issued its  $38,000,000 1.97% Series I Senior Notes, as in effect on the Second Amendment Effective Date, and as may be amended, supplemented or otherwise modified thereafter.
“2022 Note Purchase Agreement” shall mean the Note Purchase Agreement, dated as of June 28, 2022, among the Company and the purchasers party thereto pursuant to which the Company issued its $67,000,000 4.61% Series J Senior Notes, as in effect on the Second Amendment Effective Date, and as may be amended, supplemented or otherwise modified thereafter.
“2025 Note Purchase Agreement” shall mean the Note Purchase Agreement, dated as of the Second Amendment Effective Date, among the Company and the purchasers party thereto pursuant to which the Company issued its (i) $125,000,000 5.17% Series K Senior Notes, and (ii) $125,000,000 5.47% Series L Senior Notes, as in effect on the Second Amendment Effective Date, as may be amended, supplemented or otherwise modified.
“Addendum” shall have the meaning assigned to such term in Section 3.2.

“Business Day” shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required by law to be closed for business in Pittsburgh, Pennsylvania or New York, New York.
“Change in Law” shall have the meaning assigned to such term in Section 9.
“Change of Control” means (i) an event or series of events by which any person (as such term is used in Section 13(d) and Section 14(d)(2) of the Exchange Act as in effect on the Second Amendment Effective Date) or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act as in effect on the Second Amendment Effective Date), other than individuals who are and have been executive-level employees of the Company for a period of not less than one (1) year determined at such time, become the “beneficial owners” (as such term is used in Rule 13d-3 under the Exchange Act as in effect on the Second Amendment Effective Date), directly or indirectly, of more than 50% of the total voting power of all classes then outstanding of the Company’s voting stock, (ii) the Company shall cease to own, beneficially and of record, directly or indirectly, more than 50% of the economic and voting interests in Evercore LP, or (iii) Evercore LP shall cease to own, beneficially and of record, directly or indirectly, more than 50% of the economic and voting interests of the Borrower.
“Company” shall mean Evercore, Inc., a Delaware corporation, f/k/a Evercore Partners, Inc.
“Confidential Information” shall have the meaning assigned to such term in Section 10.13.
“Default” shall have the meaning assigned to such term in Section 4.8.
“Division” shall have the meaning assigned to such term in Section 10.18.
“Employee Benefit Plan” shall have the meaning assigned to such term in Section 3.9.
“ERISA” shall have the meaning assigned to such term in Section 3.9.
“Event of Default” shall have the meaning assigned to such term in Section 6.
“Evercore Group” means Evercore Group Holdings L.P., a Delaware limited partnership.
“Evercore LP” means Evercore LP, a Delaware limited partnership.
“Exchange Act” shall mean the United States Exchange Act of 1934.
“Expiration Date” shall have the meaning assigned to such term in Section 1.
“Financial Covenant” means any covenant (whether set forth as a covenant, undertaking, event of default, restriction, or other such provision) that requires any Loan Party to achieve or maintain, or not exceed, a stated level of financial condition or performance and includes, without limitation, any requirement that the Company and/or any of its Subsidiaries (and includes, without limitation, covenants of the type in Section 4.10 hereof):
(a)maintain a specified level of net worth, shareholders' equity, total assets, cash flow or net income:
(b)maintain any relationship of any component of its capital structure to any other component thereof (including without limitation, the relationship of indebtedness, senior indebtedness or subordinated indebtedness to total capitalization or to net worth):

(c)maintain any measure of its ability to service its indebtedness or fixed charges (including, without limitation, exceeding any specified ratio of revenues, cash flow or net income to indebtedness, interest expense, and/or rental expense (and which could include capital expenditures and/or scheduled payments of indebtedness as components of fixed charges)): or
(d)not exceed any maximum level of indebtedness based on a leverage ratio.
“Financial Statements” shall have the meaning assigned to such term in Section 3.2.
“First Amendment” shall mean the Amendment to Loan Documents, dated as of March 17, 2025, among the Borrower, the Bank and the Guarantors party thereto.
“GAAP” shall have the meaning assigned to such term in Section 3.2.
“Guarantors” shall have the meaning assigned to such term in Section 2.
“Guaranty Documents” shall have the meaning assigned to such term in Section 2.
“Incorporated Financial Covenant” shall have the meaning assigned to such term in Section 4.14.
“Line of Credit” shall have the meaning assigned to such term in Section 1.
“Loan” shall have the meaning assigned to such term in Section 1.
“Loan Documents” shall have the meaning assigned to such term in Section 2.
“Loan Parties” shall mean the collective reference to the Borrower and the Guarantors; individually, a “Loan Party”.
“Material Adverse Effect” shall mean a material adverse effect on (a) the validity or enforceability of the Loan Documents, (b) the business, assets, operations, financial condition, affairs or properties of the Borrower and the other Loan Parties taken as a whole, (c) the ability of the Borrower and the other Loan Parties to generally pay their debts as they come due and to perform their obligations under the Loan Documents or (d) the validity or enforceability of this Agreement, the Note or any other Loan Document or the rights and remedies of the Bank hereunder or thereunder.
“Material Credit Facility” shall mean, as to the Company and its Subsidiaries,
(a)the 2016 Note Purchase Agreement, including any renewals, extensions, amendments, supplements, restatements, replacements or refinancing thereof;
(b)the 2019 Note Purchase Agreement, including any renewals, extensions, amendments, supplements, restatements, replacements or refinancing thereof;
(c)the 2022 Note Purchase Agreement, including any renewals, extensions, amendments, supplements, restatements, replacements or refinancing thereof;
(d)the 2025 Note Purchase Agreement, including any renewals, extensions, amendments, supplements, restatements, replacements or refinancing thereof; and

(e)any agreement(s) creating or evidencing indebtedness for borrowed money, or in resect of which the Company or any Subsidiary is an obligor or otherwise provides a guarantee or other credit support, in a principal amount outstanding or available for borrowing greater than $75,000,000 (or the equivalent of such amount in the relevant currency of payment, determined as of the date of the closing of such facility based on the exchange rate of such other currency).
“More Favorable Financial Covenant” shall have the meaning assigned to such term in Section 4.14.
“Most Favored Lender Notice” shall mean in respect of any More Favorable Financial Covenant, a written notice to the Bank delivered promptly, and in any event within five (5) Business Days after the inclusion of such More Favorable Financial Covenant in any Note Purchase Document (or any extension, replacement or refinancing thereof) (including by way of amendment or other modification of any existing provisions thereof) from a Responsible Offer of the Borrower referring to the provisions and setting forth a reasonably detailed description of such More Favorable Financial Covenant (including any defined terms used therein) and related explanatory calculations, as applicable.
“Note” shall have the meaning assigned to such term in Section 1.
“Note Purchase Agreement” shall mean the collective reference to (i) the 2016 Note Purchase Agreement, (ii) the 2019 Note Purchase Agreement, (iii) the 2021 Note Purchase Agreement, (iv) the 2022 Note Purchase Agreement and (v) the 2025 Note Purchase Agreement.
“Note Purchase Documents” shall have the meaning assigned to such term in Section 4.14.
“Notices” shall have the meaning assigned to such term in Section 10.1.
“Obligations” shall have the meaning assigned to such term in Section 2.
“Person” shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, joint venture or other business entity or any Governmental Authority or political subdivision or agency thereof.
“Pro Rata Amount” shall mean, in respect of the Bank and any Disposition by the Company or any Subsidiary thereof, an amount equal to the product of:
(a)the portion of the Net Proceeds (or an equal amount) being applied or offered to be applied to the payment of Indebtedness pursuant to Section 5.6(g)(ii) hereof, multiplied by
(b)a fraction, the numerator of which is the outstanding principal amount of the Line of Credit, and the denominator of which is the aggregate outstanding principal amount of all unsubordinated Indebtedness of the Company or any Subsidiary (other than Indebtedness owing to the Company or any Subsidiary or Affiliate thereof) being prepaid or offered to be prepaid pursuant to Section 5.6(g)(ii) in connection with such Disposition.
“Responsible Officer” shall mean, with respect to any Loan Party, the chief financial officer, principal accounting officer, treasurer or comptroller of such Loan Party and any officer of such Loan Party with responsibility for the administration of the relevant portion of this Agreement, or any other Loan Document.

“Second Amendment” shall mean the Amendment, dated as of the Second Amendment Effective Date, among the Borrower, the Guarantors and the Bank.
“Second Amendment Effective Date” shall mean the effective date of the Second Amendment, which date is July 10, 2025.
“Subsidiary” means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.
3.Representations and Warranties. The Borrower hereby makes the following representations and warranties, which shall be continuing in nature and remain in full force and effect until the Obligations (other than contingent indemnification obligations for which no claim has been made) are paid in full:
3.1Existence, Power and Authority. Each of the Loan Parties is (a) duly organized, validly existing and in good standing under the laws of the State of its incorporation or organization, (b) has the power and authority to own and operate its assets and to conduct its business as now or proposed to be carried on, and (c) is duly qualified, licensed and in good standing to do business in all jurisdictions where its ownership of property or the nature of its business requires such qualification or licensing except, in the case of clause (c) only, for such jurisdictions (other than in its State of formation) where the failure to be so qualified, licensed or in good standing could not reasonably be expected to have a Material Adverse Effect. Each of the Loan Parties is duly authorized to execute and deliver the Loan Documents to which it is a party and all necessary action by any Loan Party to authorize the execution and delivery of the Loan Documents to which it is a party has been properly taken, and the Borrower is and will continue to be duly authorized to borrow under this Agreement and to perform all of the other terms and provisions of the Loan Documents.
3.2Financial Statements. The Borrower has delivered or caused to be delivered to the Bank copies of the most recent annual and quarterly financial statements (the “Financial Statements”) of the Company and Evercore LP described in Section 4.7 of the Addendum attached hereto and incorporated herein by reference (the “Addendum”). All of such Financial Statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries or Evercore LP, as the case may be, as of the respective dates specified therein and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with generally accepted accounting principles in effect from time to time (“GAAP”) consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).
3.3No Material Adverse Change. Since December 31, 2024, no Material Adverse Effect has occurred.
3.4Binding Obligations. Each of the Borrower and the other Loan Parties has full power and authority to enter into the transactions provided for in this Agreement and the other Loan Documents and has been duly authorized to do so by appropriate action of its Board of Directors or other governing body or otherwise as may be required by law, charter, other organizational documents or agreements; and the Loan Documents, when executed and delivered by the Borrower and the other Loan Parties, will constitute the legal, valid and binding obligations of the Borrower and the other Loan Parties, as applicable, enforceable in accordance with their terms (except as enforcement may be limited by equitable principles and by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors’ rights generally).
3.5No Defaults or Violations. There does not exist any Default or Event of Default under this Agreement or any default or violation by the Borrower or any other Loan Party of or under any of the terms, conditions or obligations of: (i) its partnership agreement, its articles or certificate of formation or organization, its limited liability company agreement, its limited partnership agreement or its other organizational documents as applicable; (ii) any indenture, mortgage, deed of trust, franchise, permit, contract, agreement, or other instrument to which it is a party or by which it is bound; or (iii) any law, ordinance, regulation, ruling, order, injunction, decree, condition or other requirement applicable to or imposed upon it by any law, the action of any court or any governmental authority or agency except, in the case of clauses (ii) and (iii), where the failure to so comply could not be reasonably expected to have a Material Adverse Effect; and the consummation of this Agreement and the transactions set forth herein will not result in any such default or violation, Default or Event of Default.
3.6[Reserved].
3.7Litigation. There are no actions, suits, investigations or proceedings pending or, to the best knowledge of the Borrower or the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
3.8Tax Returns. The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any filings or payments related to taxes and assessments (i) the amount of which, individually or in the aggregate, is not Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of U.S. federal, state or other taxes for all fiscal periods are adequate. As of the Second Amendment Effective Date, the U.S. federal income tax liabilities of the Company and its Subsidiaries have been finally determined (whether by reason of completed audits or the statute of limitations having run) for all fiscal years up to and including the fiscal year ended December 31, 2019.
3.9Employee Benefit Plans. (a) Except as could not individually or in the aggregate reasonably be expected to have a Material Adverse Effect, (i) each “employee pension benefit plan” (as defined in Section 3(2) of ERISA) as to which any Loan Party may reasonably be expected to have any liability (each an “Employee Benefit Plan”) complies with all applicable provisions of the Employee Retirement Income Security Act of 1974 (as amended from time to time, “ERISA”), including the minimum funding requirements, (ii) no Prohibited Transaction (as defined under ERISA) has occurred with respect to any such plan; (iii) no Reportable Event (as defined under Section 4043 of ERISA) has occurred with respect to any such plan which would cause the Pension Benefit Guaranty Corporation to institute proceedings under Section 4042 of ERISA; (iv) no Loan Party has withdrawn from any such plan or initiated steps to do so; and (v) no steps have been taken to terminate any such plan.
(b)To the extent applicable, the present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA.
(c)To the extent applicable, the expected postretirement benefit obligation (determined as of the last day of the Company’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 715-60, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.
Capitalized terms used in these subsections (b) and (c) are used herein as defined in the 2025 Note Purchase Agreement as in effect on the Second Amendment Effective Date.
3.10Environmental Matters. Each Loan Party and its Subsidiaries are in compliance with all Environmental Laws (as hereinafter defined), including, without limitation, all Environmental Laws in jurisdictions in which such Loan Party or such Subsidiary owns or operates, or has owned or operated, a facility or site, stores any Collateral, arranges or has arranged for disposal or treatment of hazardous substances, solid waste or other waste, accepts or has accepted for transport any hazardous substances, solid waste or other wastes or holds or has held any interest in real property or otherwise, except in each case where such non-compliance could not (if enforced in accordance with applicable law) reasonably be expected to result in a Material Adverse Effect. No litigation or proceeding arising under, relating to or in connection with any Environmental Law is pending or, to the best of the Borrower’s knowledge, threatened against any Loan Party or any Subsidiary thereof, any real property in which a Loan Party or any Subsidiary thereof holds or has held an interest or any past or present operation of any Loan Party or any Subsidiary thereof which could reasonably be expected to result in a Material Adverse Effect. No release, threatened release or disposal of hazardous waste, solid waste or other wastes is occurring, or to the best of the Borrower’s knowledge has occurred, on, under or to any real property in which any Loan Party or any Subsidiary thereof holds or has held any interest or performs or has performed any of its operations, in violation of any Environmental Law, except in each case where such release, threatened release or disposal could not (if enforced in accordance with applicable law) reasonably be expected to result in a Material Adverse Effect. As used in this Section, “litigation or proceeding” means any demand, claim notice, suit, suit in equity, action, administrative action, investigation or inquiry whether brought by a governmental authority or other person, and “Environmental Laws” means all provisions of laws, statutes, ordinances, rules, regulations, permits, licenses, judgments, writs, injunctions, decrees, orders, awards and standards promulgated by any governmental authority concerning health, safety and protection of, or regulation of the discharge of substances into, the environment.
3.11[Reserved].
3.12Regulatory Matters. No part of the proceeds of any Loan will be used for “purchasing” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time in effect or for any purpose which violates the provisions of the Regulations of such Board of Governors.

3.13Solvency. As of the Second Amendment Effective Date and after giving effect to the transactions contemplated by the Loan Documents, (i) the aggregate value of each Loan Party’s assets will exceed its liabilities (including contingent, subordinated, unmatured and unliquidated liabilities); (ii) each Loan Party will have sufficient cash flow to enable it to pay its debts as they become due; and (iii) no Loan Party will have unreasonably small capital for the business in which it is engaged.
3.14Disclosure. None of the Loan Documents, taken as a whole, contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained in this Agreement or the other Loan Documents not misleading in light of the circumstances under which they were made. There is no fact known to any Loan Party which might reasonably be expected to have a Material Adverse Effect and which has not otherwise been fully set forth in this Agreement or in the other Loan Documents or in the financial statements, reports and certificates furnished in connection herewith and therewith.
3.15Beneficial Owners. If the Borrower is or was required to execute and deliver to the Bank a Certification of Beneficial Owner(s) (individually and collectively, as updated from time to time, the “Certification of Beneficial Owners”), the information in the Certification of Beneficial Owners, as updated from time to time in accordance with this Agreement, is true, complete and correct as of the date of such certification (if any) or such update is delivered to the Bank.
3.16Anti-Corruption Laws and International Trade Laws; Anti-Money Laundering Laws; Certain Definitions. Each Covered Entity, and its directors and officers, and to the knowledge of the Borrower, any employee or agent acting on behalf of such Covered Entity: (a) is not a Sanctioned Person; (b) does not do any business in or with, or derive any of its operating income from direct or indirect investments in or transactions involving, any Sanctioned Jurisdiction or Sanctioned Person; and (c) is not in violation of, and has not, during the past five (5) years, directly or indirectly, taken any act that could cause any Covered Entity to be in violation of, applicable International Trade Laws or Anti-Corruption Laws.
There is no Blocked Property pledged as Collateral.
As used herein:
“Anti-Corruption Laws” means (a) the U.S. Foreign Corrupt Practices Act of 1977, as amended, (b) the U.K. Bribery Act 2010, as amended, and (c) any other applicable Law relating to anti-bribery or anti-corruption in any jurisdiction in which any Loan Party is located or doing business.
“Anti-Money Laundering Laws” means (a) the Bank Secrecy Act and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001; (b) the U.K. Proceeds of Crime Act 2002, the Money Laundering Regulations 2017, as amended and the Terrorist Asset-Freezing etc. Act 2010; and (c) any other applicable Law relating to anti-money laundering and countering the financing of terrorism in any jurisdiction in which any Loan Party is located or doing business.
“Blocked Property” means any property (a) owned, directly or indirectly, by a Sanctioned Person; (b) due to or from a Sanctioned Person; (c) in which a Sanctioned Person otherwise holds any interest; (d) located in a Sanctioned Jurisdiction; or (e) that otherwise could cause any violation by the Bank of any applicable International Trade Law if the Bank were to obtain an encumbrance on, lien on, pledge of, or security interest in such property, or provide services in consideration of such property.

“Collateral” means any collateral securing any debt, liabilities, or other obligations of any Loan Party to the Bank.
“Compliance Authority” means (a) the United States government or any agency or political subdivision thereof, including, without limitation, the U.S. Department of State, the U.S. Department of the Treasury and its Office of Foreign Assets Control, and the U.S. Customs and Border Protection agency; (b) the government of Canada or any agency thereof; (c) the European Union or any agency thereof; (d) the government of the United Kingdom or any agency thereof; and (e) the United Nations Security Council.
“Covered Entity” means (a) the Borrower and each of the Borrower’s subsidiaries; (b) each Guarantor and any pledgor of Collateral; and (c) each Person that directly or indirectly controls a Person described in clause (a) or (b) above.
“International Trade Laws” means all Laws relating to economic and financial sanctions, trade embargoes, export controls, customs, and anti-boycott measures.
“Law” means any law(s) (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, release, ruling, order, executive order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award, or any settlement arrangement, by agreement, consent or otherwise, of any Official Body, foreign or domestic.
“Loan Parties” means the Borrower and the Guarantors; each a “Loan Party”.
“Official Body” means the government of the United States of America or of any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Official Body, or other entity.
“Sanctioned Jurisdiction” means, at any time, a country, area, territory, or jurisdiction that is the subject or target of comprehensive U.S. sanctions (at the time of this Agreement, the Crimea, Kherson regions of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Cuba, Iran, North Korea, and Syria).
“Sanctioned Person” means any Person (a) located in, organized under the laws of, or ordinarily resident in a Sanctioned Jurisdiction; (b) identified on any sanctions-related list maintained by any Compliance Authority; or (c) owned 50% or more, in the aggregate, directly or indirectly, by or controlled by one or more Persons described in clauses (a) or (b) above.
3.17Investment Company. Neither the Company, any Loan Party nor any other Subsidiary of the Company is required to register as an investment company under the Investment Company Act of 1940, as amended, or subject to regulation under the Federal Power Act, as amended.

4.Affirmative Covenants. The Borrower agrees that from the date of execution of this Agreement until all Obligations (other than contingent indemnification obligations for which no claim has been made) have been paid in full and any commitments of the Bank to the Borrower have been terminated:
4.1Compliance with Laws. Without limiting Section 3.16 above, the Borrower will, and will cause the Company and each of the Company’s Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, ERISA, Environmental Laws, the USA PATRIOT Act and the other laws and regulations that are referred to in Section 3.16 above, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
4.2Insurance. The Borrower will, and will cause the Company and each of the Company’s Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.
4.3Maintenance of Properties. The Borrower will, and will cause the Company and each of the Company’s Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section 4.3 shall not prevent the Company or any Subsidiary thereof from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
4.4Payment of Taxes and Claims. The Borrower will, and will cause the Company and each of the Company’s Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent the same have become due and payable and before they have become delinquent, and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary thereof, provided that neither the Company nor any Subsidiary thereof need file any such return or pay any such tax, assessment, charge, levy or claim if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary thereof has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the failure to file such returns or the nonpayment of all such taxes, assessments, charges, levies and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
4.5Corporate Existence, Etc. Subject to Section 5.2, the Borrower will, and will cause each of the other Loan Parties and the Company to, at all times preserve and keep its corporate existence in full force and effect. In addition, subject to Sections 5.2 and 5.6, the Borrower will, and will cause the Company and each of the Company’s Subsidiary’s to, at all times preserve and keep in full force and effect the corporate or other existence of each of its and the Company’s Subsidiaries (unless, other than with respect to any Loan Party, merged into the Company or a Wholly-Owned Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.
4.6Books and Records. The Borrower will, and will cause the Company and each of the Company’s Subsidiaries to, maintain proper books of record and account in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company or such Subsidiary, as the case may be. The Borrower will, and will cause the Company and each of the Company’s Consolidated Subsidiaries to, keep books, records and accounts which, in reasonable detail, accurately reflect all transactions and dispositions of assets. The Company and its Consolidated Subsidiaries have devised a system of internal accounting controls sufficient to provide reasonable assurances that their respective books, records and accounts accurately reflect all transactions and dispositions of assets and the Company will, and will cause each of its Consolidated Subsidiaries to, continue to maintain such system. The Borrower will, and will cause the other Loan Parties to, give representatives of the Bank access to the books and records of the Loan Parties at all reasonable times (but, if no Default or Event of Default shall have occurred and be continuing, upon not less than five (5) Business Days’ prior written notice to the Borrower), including permission to examine, copy and make abstracts from any of such books and records and such other information as the Bank may, for any purpose relating to the Loan Documents, request, and, if requested by the Bank, each Loan Party will make available to the Bank for examination copies of any reports, statements and returns which any Loan Party may make to or file with any federal, state or local governmental department, bureau or agency; provided that the Bank shall not be entitled to examine or make copies or abstracts of, or otherwise obtain information with respect to, the Company’s records relating to pending or threatened litigation if (i) the Company determines after consultation with counsel qualified to advise on such matters that, notwithstanding the confidentiality requirements of Section 10.13 hereof, it would be prohibited from disclosing such information by applicable law or regulations without making public disclosure thereof or (ii) notwithstanding the confidentiality requirements of Section 10.13 hereof, the Company or its Subsidiaries are prohibited from disclosing such information by the terms of an obligation of confidentiality contained in any agreement with any non-Affiliate binding upon the Company or any Subsidiary and not entered into in contemplation of this proviso (or any similar provision in any Note Purchase Agreement), provided further that, with respect to this clause (ii), (x) the Borrower shall cause the Company to use commercially reasonable efforts to obtain consent from the party in whose favor the obligation of confidentiality was made to permit the disclosure of the relevant information and (y) the Company has received a written opinion of counsel confirming that disclosure of such information without consent from such other contractual party would constitute a breach of such agreement. Promptly after determining that the Company or its Subsidiary is not permitted to disclosure any information as a result of the limitations described in the first proviso to the immediately preceding sentence, the Borrower shall cause the Company and, if applicable, its Subsidiaries to provide an officer’s certificate describing generally the requested information that the Company or such Subsidiary is prohibited from disclosing pursuant to such proviso and the circumstances under which the Company or such Subsidiary, as applicable, is not permitted to disclose such information. Promptly after a request therefor from the Bank, the Borrower shall cause the Company to provide the Bank with a written opinion of counsel (which may be addressed to the Company) relied upon as to such information that the Company or such Subsidiary is prohibited from disclosing to the Bank under circumstances described in the first proviso to the second preceding sentence.
4.7Financial Reporting. The Borrower will deliver or cause to be delivered to the Bank the Financial Statements, reports and certifications set forth on the Addendum.
4.8Additional Reports. The Borrower will provide prompt written notice to the Bank of the occurrence of any of the following (together with a description of the action which the

Borrower or any other Loan Party proposes to take with respect thereto): (i) any Event of Default or any event, act or condition which, with the passage of time or the giving of notice, or both, would constitute an Event of Default (a “Default”); (ii) any litigation filed by or against any Loan Party with an amount at issue equal to or in excess of $25,000,000 or which could reasonably be expected to result in a Material Adverse Effect; (iii) a Responsible Officer becoming aware of any Reportable Event or Prohibited Transaction with respect to any Employee Benefit Plan(s); (iv) any event which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (v) promptly after providing such notice in connection with any Note Purchase Agreement, any notice sent pursuant to Section 7.1(d), (e), (f) or (g) of any of the Note Purchase Agreements as in effect on the Second Amendment Effective Date or any comparable provisions in any Note Purchase Agreement.
4.9Bank Accounts. The Borrower will establish and maintain at the Bank the Borrower’s primary depository accounts.
4.10Financial Covenants. The Borrower will and will cause the Company to comply with all of the financial and other covenants set forth on the Addendum.
4.11Certification of Beneficial Owners and Other Additional Information. The Borrower will provide: (i) such information and documentation as may reasonably be requested by the Bank from time to time for purposes of compliance by the Bank with applicable laws (including without limitation the USA PATRIOT Act and other “know your customer” and anti-money laundering rules and regulations), and any policy or procedure implemented by the Bank to comply therewith; and (ii) if the Borrower was required to deliver a Certification of Beneficial Owners to the Bank, (a) confirmation of the accuracy of the information set forth in the most recent Certification of Beneficial Owners provided to the Bank, as and when reasonably requested by the Bank; and (b) a new Certification of Beneficial Owners in form and substance acceptable to the Bank when the individual(s) identified as a controlling party and/or a direct or indirect individual owner on the most recent Certification of Beneficial Owners provided to the Bank have changed.
4.12Compliance with Anti-Corruption Laws; Anti-Money Laundering Laws and International Trade Laws. (a) Promptly notify the Bank in writing upon the occurrence of a Reportable Compliance Event; (b) promptly provide substitute Collateral to the Bank if, at any time, any Collateral becomes Blocked Property; and (c) conduct its business in compliance with applicable Anti-Corruption Laws, Anti-Money Laundering Laws and International Trade Laws and maintain in effect policies and procedures reasonably designed to ensure compliance with all applicable Anti-Corruption Laws, Anti-Money Laundering Laws and International Trade Laws by each Covered Entity, and its directors and officers, and any employee in connection with this Agreement.
“Reportable Compliance Event” as used herein means (1) any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint, or similar charging instrument, arraigned, custodially detained, penalized or the subject of an assessment for a penalty, by, or enters into a settlement with an Official Body in connection with any Anti-Corruption Law, Anti-Money Laundering Law or International Trade Law, or any predicate crime to any Anti-Corruption Law, Anti-Money Laundering Law or International Trade Law, (2) any Covered Entity engages in a transaction that has caused or would cause the Bank to be in violation of any International Trade Law or Anti-Corruption Law, including a Covered Entity’s use of any proceeds of the Loans hereunder to directly or indirectly fund any activities or business of, with or for the benefit of any Sanctioned Person, or to fund or facilitate any activities or business of or in any Sanctioned Jurisdiction; (3) any Collateral qualifies as Blocked Property, or (4) any Covered Entity otherwise violates, or reasonably believes it will violate, any of the International Trade Law- or Anti-Corruption Law-specific representations and covenants herein.

4.13Guarantors.
(a)The Borrower will cause each Subsidiary of the Company that guarantees or otherwise becomes liable at any time, whether as a borrower or an additional or co-borrower or otherwise, for or in respect of any Indebtedness under any Material Credit Facility or under any Note Purchase Agreement, to concurrently therewith:
(i)enter into and deliver to the Bank Guaranty Documents (or a joinder to the Guaranty Documents) so that such Subsidiary becomes a Guarantor under the Guaranty Documents; and
(ii)deliver the following to the Bank:
(A)a certificate signed by an authorized responsible officer of such Subsidiary containing representations and warranties on behalf of such Subsidiary to the same effect, mutatis mutandis, as those contained in Sections 3.1, 3.4 and 3.5 of this Agreement (but with respect to such Subsidiary and the Guaranty Documents in respect of such Subsidiary rather than the Borrower or another existing Loan Party);
(B)all documents as may be reasonably requested by the Bank to evidence the due organization, continuing existence and good standing of such Subsidiary and the due authorization by all requisite action on the part of such Subsidiary of the execution and delivery of such Guaranty Documents and the performance by such Subsidiary of its obligations thereunder;
(C)an opinion of counsel reasonably satisfactory to the Bank covering such matters relating to such Subsidiary and such Guaranty Documents as the Bank may reasonably request; and
(D)if such Subsidiary is organized under the laws of a jurisdiction outside the United States, evidence of the acceptance by a process agent that is reasonably satisfactory to the Bank of the appointment and designation provided for by such Guaranty Documents, as such Subsidiary’s agent to receive, for it and on its behalf, service of process, for the period from the date of such Guaranty Documents to one year after the Expiration Date (and the payment in full of all fees in respect thereof).
4.14Most Favorable Lender Provision.
(a)If as of, or at any time after, the Second Amendment Effective Date one or more of the Note Purchase Agreements or any document executed in connection therewith (collectively the “Note Purchase Documents”) (or any extension, replacement or refinancing thereof) contains (i) a Financial Covenant that is not contained in this Agreement or (ii) a Financial Covenant that is contained in this Agreement which would in any respect be more beneficial to the Bank than the Financial Covenant set forth in this Agreement (any such provisions, a “More Favorable Financial Covenant”), then the Borrower shall provide a Most Favored Lender Notice in respect of such More Favorable Financial Covenant. Thereupon, unless waived in writing by the Bank within fifteen (15) days after the Bank’s receipt of such notice, such More Favorable Financial Covenant shall be deemed automatically incorporated by reference into Section 4.10 of this Agreement, mutatis mutandis, as if set forth in full herein, effective as of the date when such More Favorable Financial Covenant shall have become effective under any Note Purchase Document (or any extension, replacement or refinancing thereof).

(b)Any More Favorable Financial Covenant incorporated into this Agreement (herein referred to as an “Incorporated Financial Covenant”) (i) shall be deemed automatically amended or waived herein to reflect any subsequent amendments or waivers made to such More Favorable Financial Covenant under all of the relevant Note Purchase Documents (or any extension, replacement or refinancing thereof), including, for the avoidance of doubt, amendments or waivers which make the relevant covenant less restrictive on the Company; provided that, if a Default or an Event of Default then exists in relation to such Incorporated Financial Covenant and the amendment or waiver of such More Favorable Financial Covenant would make such covenant less restrictive on the Company, such Incorporated Financial Covenant shall only be deemed automatically amended or waived at such time, if it should occur, when such Default or Event of Default is no longer continuing, and (ii) shall be deemed automatically deleted from this Agreement at such time as such More Favorable Financial Covenant is deleted or otherwise removed from all of the relevant Note Purchase Documents (or any extension, replacement or refinancing thereof) or all of such Note Purchase Documents (or any extension, replacement or refinancing thereof) shall be terminated; provided, however, that (A) if a Default or Event of Default then exists in relation to such Incorporated Financial Covenant, such Incorporated Financial Covenant shall only be deemed automatically deleted from this Agreement at such time when such Default or Event of Default is no longer continuing and (B) if any holder of any Notes issued under any Note Purchase Document (or any extension, replacement or refinancing thereof) is paid, directly or indirectly, any compensation for the amendment, waiver or removal of such Incorporated Financial Covenant then the Bank shall receive, concurrently with or promptly after payment to such holder or holders under the relevant Note Purchase Documents (or any extension, replacement or refinancing thereof), a pro rata amount (based on the aggregate of both drawn and undrawn amounts) of any compensation paid to such holder or holders under the relevant Note Purchase Documents (or any extension, replacement or refinancing thereof) (unless such amendment, waiver or removal is as a result of a refinancing or replacement of such Note Purchase Documents). For the avoidance of doubt, a waiver by the relevant noteholders under the relevant Note Purchase Documents (or any extension, replacement or refinancing thereof) of a Default or Event of Default in relation to a More Favorable Financial Covenant shall not affect the existence of an existing Default or Event of Default in respect of a related Incorporated Financial Covenant in this Agreement.
(c)Upon the effectiveness of any amendment described in Section 4.14(a), upon the request of the Borrower to the Bank, the Bank and the Loan Parties shall (at the Loan Parties’ sole cost and expense) enter into any additional agreement or amendment to this Agreement evidencing the incorporation of any such Incorporated Financial Covenant. Upon the effectiveness of any amendment, waiver, deletion or removal described in Section 4.14(b), upon the request of the Borrower, the Bank shall (at the Loan Parties’ sole cost and expense) enter into any additional agreement or amendment to this Agreement reasonably requested by the Borrower evidencing the deletion and termination of any such Incorporated Financial Covenant.
(d)For the avoidance of doubt, each of the Financial Covenants in Section 4.10 of this Agreement as of the Second Amendment Effective Date shall remain in this Agreement regardless of whether any More Favorable Financial Covenants are incorporated into this Agreement and shall be independent of any Incorporated Financial Covenant.
5.Negative Covenants.
The Borrower covenants that from the date of execution of this Agreement until all Obligations have been paid in full (other than contingent indemnification obligations for which no claim has been made) and any commitments of the Bank to the Borrower have been terminated:
5.1Transactions with Affiliates. The Borrower will not, and will not permit the Company or any Subsidiary thereof to, enter into directly or indirectly any transaction or group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary thereof), except pursuant to the reasonable requirements of the Company’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate.
5.2Merger, Consolidation, Etc.
(a)The Borrower will not, and will not permit any Loan Party to, consolidate with or merge with any other Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person unless (i) in the case of a consolidation or merger, the Borrower, if it is a party to such transaction, or (if the Borrower is not a party to such transaction) such Loan Party is the surviving entity or (ii) so long as no Default or Event of Default exists or would be caused thereby (including, without limitation, no Change of Control having occurred), the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, assignment, transfer or lease all or substantially all of the assets of any Loan Party (any such successor or acquirer, the “Successor Entity” and the Borrower or any Loan Party participating in such transaction, the “Previous Entity”), as the case may be, shall (I) be the Company or a Subsidiary thereof, (II) be a partnership or limited liability company that is organized under the laws of the United States or any state thereof (including the District of Columbia), and (III) expressly assume all of the obligations of the Previous Entity under the Loan Documents to which the Previous Entity was a party pursuant to a supplement thereto or such other documentation in form and substance satisfactory to the Bank in its sole discretion, and each Loan Party (other than any Previous Entity), shall confirm that its obligations pursuant to any applicable Loan Document shall apply to the Successor Entity’s obligations under the Loan Documents at least to the same extent as it applied to those of the Previous Entity and the Bank shall be provided with an opinion of a nationally recognized independent counsel, or other independent counsel reasonably satisfactory to Bank to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms thereof; provided further that if all of the foregoing requirements are satisfied on terms satisfactory to the Bank in its sole discretion, the Successor Entity will succeed to, and be substituted for, the Previous Entity under the Loan Documents in all respects and shall be deemed to be a Borrower, Guarantor and/or Loan Party as applicable.
(b)No such conveyance, transfer or lease of substantially all of the assets of the Company or any other Loan Party shall have the effect of releasing the Company or such other Loan Party, as the case may be, or any successor corporation or limited liability company that shall theretofore have become such in the manner prescribed in this Section 5.2, from its liability under any Loan Document.
5.3Line of Business. The Borrower will not, and will not permit the Company or any Subsidiary thereof to, engage in any business if, as a result, the general nature of the business in which the Company and its Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Company and its Subsidiaries, taken as a whole, are engaged on the Second Amendment Effective Date as described in the Presentation or any businesses, services or activities that are related, incidental or complementary thereto or extensions or developments thereof.
5.4Liens. In addition to the restrictions in the other Loan Documents, the Borrower will not, and will not permit the Company or any of its Subsidiaries to, directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of the Company or any such Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom, or assign or otherwise convey any right to receive income or profits, except:
(a)Liens existing on the Second Amendment Effective Date (other than Liens under the Loan Documents) and listed on the Addendum and any renewals, extensions or refundings thereof, provided that:
(i)the property covered thereby is not changed (other than after-acquired property that is affixed or incorporated into the property covered by such Lien and proceeds and products thereof),
(ii)the amount secured or benefited thereby is not increased, and
(iii)the direct or any contingent obligor with respect thereto is not changed;
(b)Liens for taxes, assessments or other governmental charges which are not yet due and payable or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the Company or the applicable Subsidiary, as the case may be, in accordance with GAAP;
(c)Liens imposed by law, such as carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which secure amounts not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the Company or the applicable Subsidiary, as the case may be, in conformity with GAAP;
(d)pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation;
(e)rights of setoff, banker’s lien, netting agreements and other similar Liens arising by operation of law or by the terms of documents of banks or other financial institutions in relation to the maintenance or administration of deposit accounts, securities accounts or cash management arrangements and for the purpose of netting debit and credit balances;
(f)Liens arising from precautionary Uniform Commercial Code financing statements or any similar filings made in respect of operating leases;
(g)Liens on property created contemporaneously with its acquisition or within 120 days of the acquisition or completion of construction or development thereof to secure or provide for all or a portion of the purchase price or cost of the acquisition, construction or development of such property after the Second Amendment Effective Date, provided that (i) such Liens do not extend to additional property of the Company or any Subsidiary thereof (other than property that is an improvement to or is acquired for specific use in connection with the subject property) and (ii) the aggregate principal amount of Indebtedness secured by each such Lien does not exceed the fair market value of the property subject thereto;
(h)Liens over or affecting any asset acquired by the Company or a Subsidiary thereof after the Second Amendment Effective Date if:
(i)the Lien existed at the time of acquisition of that asset by the Company or the applicable Subsidiary thereof, as the case may be, and was not created in contemplation of the acquisition of such asset;

(ii)the principal amount secured has not been increased in contemplation of or since the acquisition of such asset; and
(iii)the Lien is removed or discharged within 365 days of the date of acquisition of such asset;
(i)Liens over or affecting any asset of any entity which becomes a Subsidiary of the Company after the Second Amendment Effective Date, if:
(i)the Lien existed at the time such entity became a Subsidiary of the Company, and was not created in contemplation of the acquisition of such entity;
(ii)the principal amount secured has not been increased in contemplation of or since the acquisition of such entity; and
(iii)the Lien is removed or discharged within 365 days of such entity becoming a Subsidiary of the Company;
(j)[reserved];
(k)Liens related to repurchase agreements, intraday and overnight borrowings and similar activities in the ordinary course of business of the Company or a Subsidiary thereof;
(l)Liens on deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; and
(m)other Liens securing Indebtedness of the Company or any Subsidiary thereof not otherwise permitted by clauses (a) through (l) above, provided that the sum of (i) the aggregate principal amount of all Indebtedness that has the benefit of a Lien under this clause (m) plus (without duplication) (ii) the aggregate principal amount of all Indebtedness outstanding pursuant to clause (f) of Section 5.5, shall not at any time exceed an amount equal to 15% of Consolidated Total Assets (as measured on the last day of the then most recently ended fiscal year of the Company with respect to which financial statements have been delivered to the Bank), provided, further, that notwithstanding the foregoing, the Borrower shall not, and shall not permit the Company or any of its Subsidiaries to, secure pursuant to this Section 5.4(m) any Indebtedness outstanding under or pursuant to any Material Credit Facility or any Note Purchase Agreement unless and until the Obligations (and any guaranty delivered in connection therewith) shall concurrently be secured equally and ratably with such Indebtedness pursuant to documentation reasonably acceptable to the Bank in substance and in form, including, without limitation, an intercreditor agreement and opinions of counsel to the Company and/or any such Subsidiary, as the case may be, from counsel that is reasonably acceptable to the Bank.
5.5Subsidiary Indebtedness. The Borrower will not, and will not permit the Company to permit any of the Company’s Subsidiaries to, create, assume, incur, guarantee or otherwise be or become liable in respect of any Indebtedness except:
(a)Indebtedness of any Subsidiary of the Company that is a Loan Party at the time of determination, provided that the Company shall have complied at the time of determination with the financial covenants set forth in Section 4.10 hereof and the provisions of Section 4.13 hereof with respect to such Subsidiary;

(b)Indebtedness of a Subsidiary of the Company outstanding on the Second Amendment Effective Date (other than the Obligations) and listed on the Addendum and any renewals, extensions or refundings thereof, provided that (i) the principal amount thereof outstanding after giving effect to such renewal, extension or refunding does not exceed the principal amount of such Indebtedness outstanding on the Second Amendment Effective Date and (ii) the direct or any contingent obligor with respect thereto is not changed;
(c)Indebtedness (i) owing to the Company or another Loan Party and (ii) of any Subsidiary of the Company that is a Loan Party in respect of obligations under any Note Purchase Agreement as in effect on the Second Amendment Effective Date;
(d)Indebtedness of a Subsidiary of the Company outstanding at the time such Subsidiary becomes a Subsidiary and any renewals, extensions or refundings of such Indebtedness, provided that (i) such Indebtedness shall not have been incurred in contemplation of such Subsidiary becoming a Subsidiary of the Company, (ii) the principal amount of such Indebtedness outstanding immediately after giving effect to any extension, renewal or refunding thereof does not exceed the principal amount of such Indebtedness outstanding at the time such Subsidiary became a Subsidiary and (iii) such Indebtedness remains outstanding for a period of not more than 365 days from the date such Subsidiary becomes a Subsidiary;
(e)[reserved]; and
(f)Indebtedness not otherwise permitted by clauses (a) through (e) above, provided that the sum of (i) the aggregate principal amount of all Indebtedness outstanding pursuant to this clause (f) plus (without duplication) (ii) the aggregate principal amount of all Indebtedness that has the benefit of a Lien under clause (m) of Section 5.4, shall not at any time exceed an amount equal to 15% of Consolidated Total Assets (as measured on the last day of the then most recently ended fiscal year of the Company with respect to which financial statements have been delivered to the Bank).
5.6Disposition of Assets. The Borrower will not, and will not permit the Company or any Subsidiary thereof to, make any Disposition except:
(a)Dispositions by the Company to a Wholly-Owned Subsidiary;
(b)Dispositions by a Wholly-Owned Subsidiary to the Company or another Wholly-Owned Subsidiary;
(c)Dispositions by a non-Wholly-Owned Subsidiary to the Company or any Subsidiary thereof;
(d)the Disposition of obsolete or worn out property in the ordinary course of business;
(e)the licensing or sub-licensing of intellectual property or other general intangibles in the ordinary course of business;
(f)leases, subleases, licenses, or sublicenses, in each case in the ordinary course of business, which are not sale-leaseback transactions and which do not materially interfere with the business of the Company and its Subsidiaries, taken as a whole;
(g)Dispositions for at least fair market value (as determined in good faith by a Responsible Officer of the Company) to the extent that Net Proceeds of such Disposition (or an equal amount) are applied within 365 days after the date of such Disposition to either or both (without duplication) of:
(i)the purchase of current assets of a similar nature to those Disposed of, or the purchase, acquisition, development, redevelopment or construction of noncurrent assets (including, for the avoidance of doubt, to the extent permitted by the other terms of this Agreement, capital expenditures, acquisitions of shares or any other form of interest in a company or other entity, acquisitions of assets, and other investments (including signing payments, retention payments or other payments to anticipated Affiliates or employees, but excluding any such payments made by virtue of a repurchase of equity interests or a dividend on equity interests)) which are to be used or useful in the business of the Company or a Subsidiary thereof, and/or
(ii)the permanent repayment or prepayment of unsubordinated Indebtedness of the Company or a Subsidiary thereof (other than Indebtedness owing to the Company, any Subsidiary thereof or any Affiliate thereof), provided that the Company has offered to prepay the Obligations under the Loan Documents (and reduce by like amount any commitments of the Bank under the Loan Documents) in an aggregate principal amount equal to the Bank’s Pro Rata Amount of the portion of the Net Proceeds of such Disposition being applied or offered to be applied pursuant to this clause (g)(ii); and
(h)other Dispositions not otherwise permitted by clauses (a) through (g) above, to the extent the higher of the Net Proceeds of such Disposition and the Disposition Value of the property Disposed of in such Disposition, when aggregated with the higher of the Net Proceeds and the Disposition Value with respect to all other Dispositions made by the Company and its Subsidiaries pursuant to this clause (h) in the same fiscal year of the Company in which such Disposition is made, does not exceed an amount equal to 10% of Consolidated Total Assets (as measured on the last day of the then most recently ended fiscal year of the Company with respect to which financial statements have been delivered to the Bank), provided that, in the event that some, but not all, of the Net Proceeds of a Disposition are applied in accordance with clause (g) above, only the portion of the Net Proceeds that are not so applied in accordance with such clause (g) (or, if higher, a proportionate amount of the Disposition Value of the property Disposed of in such Disposition) shall be counted towards and included in the calculation set forth in clause (h) above, provided further that, in each case, immediately after giving effect to such Disposition, no Default or Event of Default would exist (including under Sections 4.10, 5.4 and 5.5 as of the end of the most recently ended quarterly or annual fiscal period as if such Disposition occurred on such date).
5.7Anti-Corruption Laws; Anti-Money Laundering Laws; International Trade Laws. The Borrower will not (I) do any of the following, nor permit any of its directors or officers or employees acting on behalf of any Loan Party in connection with this Agreement, nor such Loan Party’s subsidiaries to (a) become a Sanctioned Person; (b) directly or indirectly provide, use, or make available the proceeds of any Loan hereunder (i) to fund any activities or business of, with, or for the benefit of any Person that, at the time of such funding or facilitation, is a Sanctioned Person, (ii) to fund or facilitate any activities or business of or in any Sanctioned Jurisdiction, (iii) in any manner that could result in a violation by any Person (including the Bank) of Anti-Corruption Laws, Anti-Money Laundering Laws or International Trade Laws or (iv) in violation of any applicable Law, including, without limitation, any applicable Anti-Corruption Law, Anti-Money Laundering Law or International Trade Law; (c) repay any Loan with Blocked Property or funds derived from any unlawful activity; or (d) permit any Collateral to become Blocked Property; nor (II) directly or indirectly provide, use, or make available the proceeds of any Loan hereunder to any such Loan Party’s subsidiaries that is not party to this Agreement.

6.Events of Default. The occurrence of any of the following will be deemed to be an “Event of Default”:
6.1The occurrence of an Event of Default as defined in the Note or any of the other Loan Documents.
6.2A Change of Control shall occur.
Upon the occurrence and during the continuance of an Event of Default, the Bank will have all rights and remedies specified in the Note and the Loan Documents and all rights and remedies (which are cumulative and not exclusive) available under applicable law or in equity.
7.Conditions.
7.1Initial Advance. The Bank’s obligation to make the initial advance under the Loan is subject to the conditions that as of the date of such initial advance:
(1)No Event of Default. No Event of Default or Default shall have occurred and be continuing;
(2)Authorization Documents. The Bank shall have received a certificate of a Responsible Officer of each Loan Party dated as of the date hereof certifying (a) that attached thereto is a true and complete copy of the resolutions, in form and substance reasonably satisfactory to the Bank, of its members or other governing body authorizing the execution, delivery and performance of each Loan Document to which it is a party, and that such resolutions have not been amended, modified, revoked or rescinded in any manner and are in full force and effect, (b) that attached thereto is a true and complete copy of its certificate of formation or equivalent document, certified by the Secretary of State of the State in which it is formed, and its organizational documents and that such certificate of formation and organizational documents have not been amended, modified, revoked or rescinded and are in full force and effect, (c) as to the incumbency and specimen signatures of each officer executing the Loan Documents on its behalf, and (d) that (i) the representations made by it contained in the Loan Documents to which it is a party are true and correct, (ii) it is in compliance with all of its covenants contained in the Loan Documents to which it is a party, (iii) there exists no Default or Event of Default after giving effect to the initial advance of the Loan, and (iv) no Material Adverse Effect has occurred since December 31, 2018;
(3)Receipt of Loan Documents. The Bank shall have received the Loan Documents;
(4)Good Standing. The Bank shall have received certificates of good standing, subsistence and/or status dated a recent date from the Secretary of State or appropriate taxing or other authorities in the jurisdiction of incorporation or organization of each Loan Party;
(5)Opinion of Borrower’s Counsel. The Bank shall have received a written opinion of the Loan Parties’ counsel addressed to the Bank and covering such matters as the Bank may reasonably require;
(6)[Reserved];
(7)Material Adverse Change. There has been no material adverse change in the condition (financial or otherwise), operations, properties, assets or prospects of the Loan Parties taken as a whole since December 31, 2018;

(8)Material Litigation or Contingent Obligations. There are no (a) material actions, suits, proceedings or government investigations pending or threatened against any Loan Party, or (b) material contingent obligations of any Loan Party;
(9)Searches. The Bank shall have received such UCC, tax and judgment lien searches as the Bank shall have requested, the results of which shall be satisfactory to the Bank;
(10)[Reserved];
(11)[Reserved]; and
(12)Closing Fee. The Borrower shall have paid to the Bank a closing fee of 0.10% of the aggregate amount of the Line of Credit (i.e., $20,000) which shall be fully earned and non-refundable as of the date hereof, and, to the extent invoiced at least one (1) Business Day prior to the date hereof, reimburse Bank for any other costs and expenses due and payable pursuant to Section 8 hereof.
7.2Subsequent Advances. The Bank’s obligation to make the subsequent advances under the Loans is subject to the conditions that as of the date of each such subsequent advance:
(1)Representations and Warranties. Each of the representations and warranties (i) made by a Loan Parties under this Agreement or any other Loan Document or (ii) which are contained in any certificate, document, financial or other statement furnished at any time in connection with the Loan Documents, shall be true and correct in all material respects on and as of such date as if made on and as of such date (except to the extent stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date) and provided that if a representation and warranty contains a materiality or Material Adverse Effect qualification, it shall be true and correct in all respects; and
(2)No Event of Default. No Event of Default or Default shall have occurred and be continuing.
Each borrowing by the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such borrowing that the conditions contained in this Section 7.2 have been satisfied.
8.Expenses. The Borrower agrees to pay the Bank, upon the execution of this Agreement, and otherwise on demand, (i) all reasonable and documented out-of-pocket costs and expenses incurred by the Bank in connection with the preparation, negotiation and delivery of this Agreement and the other Loan Documents, and any modifications or amendments thereto or renewals thereof and any proposed modifications or amendments thereto or renewals thereof, and (ii) all out-of-pocket costs and expenses incurred by the Bank in connection with the collection of all of the Obligations, including but not limited to enforcement actions, relating to the Loan, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions or proceedings arising out of or relating to this Agreement, including, in each case (i) reasonable fees and expenses of outside counsel; (ii) all costs related to conducting UCC, title and other public record searches; and (iii) expenses for auditors and appraisers.
9.Increased Costs. On written demand, together with written evidence of the justification therefor, the Borrower agrees to pay the Bank all direct costs incurred, any losses suffered or payments made by the Bank as a result of any Change in Law (hereinafter defined), imposing any reserve, deposit, allocation of capital or similar requirement (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) on the Bank, its holding company or any of their respective assets relative to the Loan. “Change in Law” means the occurrence, after the date hereof, of any of the following: (i) the adoption or taking effect of any law, rule, regulation or treaty; (ii) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any governmental authority or (iii) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any governmental authority; provided that notwithstanding anything herein to the contrary, (a) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (b) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
10.Miscellaneous.
10.1Notices. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder (“Notices”) must be in writing (except as may be agreed otherwise above with respect to borrowing requests or as otherwise provided in this Agreement) and will be effective upon receipt. Notices may be given in any manner to which the parties may separately agree, including electronic mail. Without limiting the foregoing, first-class mail, postage prepaid, facsimile transmission and commercial courier service are hereby agreed to as acceptable methods for giving Notices. In addition, the parties agree that Notices may be sent electronically to any electronic address provided by a party from time to time. Regardless of the manner in which provided, Notices may be sent to a party’s address as set forth above or to such other address as any party may give to the other for such purpose in accordance with this section.
10.2Preservation of Rights. No delay or omission on the Bank’s part to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power, nor will the Bank’s action or inaction impair any such right or power. The Bank’s rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies which the Bank may have under other agreements, at law or in equity.
10.3Illegality. If any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, it shall not affect or impair the validity, legality and enforceability of the remaining provisions of this Agreement.
10.4Changes in Writing. No modification, amendment or waiver of, or consent to any departure by the Borrower from, any provision of this Agreement will be effective unless made in a writing signed by the party to be charged, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Notwithstanding the foregoing, the Bank may modify this Agreement or any of the other Loan Documents for the purposes of completing missing content or correcting erroneous content, without the need for a written amendment, provided that the Bank shall send a copy of any such modification to the Borrower (which notice may be given by electronic mail). No notice to or demand on the Borrower will entitle the Borrower to any other or further notice or demand in the same, similar or other circumstance.
10.5Entire Agreement. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof. The representations, warranties, covenants, and agreements in this Agreement regarding Anti-Corruption Laws, International Trade Laws and Anti-Money Laundering Laws will control to the extent of any inconsistency between any such provisions and any provision in any Note regarding such matters.

10.6Counterparts. This Agreement and any other Loan Document may be signed in any number of counterpart copies and by the parties hereto on separate counterparts, but all such copies shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement or any other Loan Document by facsimile transmission or other electronic transmission shall be effective as delivery of a manually executed counterpart. Any party so executing this Agreement or any other Loan Document by facsimile transmission or other electronic transmission shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by facsimile transmission or other electronic transmission.
10.7Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the Borrower and the Bank and their respective heirs, executors, administrators, successors and permitted assigns; provided, however, that the Borrower may not assign this Agreement in whole or in part without the Bank’s prior written consent and the Bank at any time may assign this Agreement in whole or in part.
10.8Interpretation. In this Agreement, unless the Bank and the Borrower otherwise agree in writing, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; the word “or” shall be deemed to include “and/or”, the words “including”, “includes” and “include” shall be deemed to be followed by the words “without limitation”; references to articles, sections (or subdivisions of sections) or exhibits are to those of this Agreement; and references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications to such instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Agreement. Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.
10.9No Consequential Damages, Etc. The Bank will not be responsible for any damages, consequential, incidental, special, punitive or otherwise, that may be incurred or alleged by any person or entity, including the Borrower and any other Loan Party, as a result of this Agreement, the other Loan Documents, the transactions contemplated hereby or thereby, or the use of the proceeds of the Loan.
10.10Assignments and Participations.
(a)The Bank may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its commitments and the Loan); provided that (i) the consent of the Borrower shall be required unless (x) an Event of Default exists, (y) the Bank is merged into or otherwise acquired by a third Person or (z) the assignment is to an Affiliate of the Bank, and (ii) if the consent of the Borrower is required, such consent shall not be unreasonably withheld, provided that, in any case that the Borrower’s consent is required, (I) the refusal of the Borrower to consent to the assignment to a Competitor shall not be deemed unreasonable and (II) the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Bank within ten (10) Business Days after having received notice thereto. For purposes of this Section 10.10, “Competitor” means any direct corporate competitor of the Company or any of its Subsidiaries operating as an investment bank advisory firm and/or institutional asset manager.
(b)The Bank may at any time, without the consent of, or notice to, the Borrower, sell participations to any Person (other than a natural person) (each, a “Participant”) in all or a portion of the Bank’s rights and/or obligations under this Agreement (including all or a part of its commitment and/or the Loan); provided that (i) the Bank’s obligations under this Agreement shall remain unchanged, (ii) the Bank shall remain solely responsible to the Borrower for the performance of such obligations and (iii) the

Borrower shall continue to deal solely and directly with the Bank in connection with the Bank’s rights and obligations under this Agreement.
(c)The Bank may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of the Bank, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release the Bank from any of its obligations hereunder or substitute any such pledgee or assignee for the Bank as a party hereto.
(d)Subject to Section 10.13, the Borrower hereby authorizes the Bank to provide, without any notice to the Borrower, any information concerning the Borrower, including information pertaining to the Borrower’s financial condition, business operations or general creditworthiness, to any assignee of or participant in or any prospective assignee of or participant in all or any part of the Bank’s interest in the Loan.
10.11USA PATRIOT Act Notice. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each Borrower that opens an account. What this means: when the Borrower opens an account, the Bank will ask for the business name, business address, taxpayer identifying number and other information or documentation that will allow the Bank to identify the Borrower, such as organizational documents. For some businesses and organizations, the Bank may also need to ask for identifying information and documentation relating to certain individuals associated with the business or organization.
10.12Important Information about Phone Calls. By providing telephone number(s) to the Bank, now or at any later time, the Borrower hereby authorizes the Bank and its affiliates and designees to contact the Borrower regarding the Borrower’s account(s) with the Bank or its affiliates, whether such accounts are Borrower’s individual accounts or business accounts for which Borrower is a contact, at such numbers using any means, including but not limited to placing calls using an automated dialing system to cell, VoIP or other wireless phone number, or by leaving prerecorded messages or sending text messages, even if charges may be incurred for the calls or text messages. Borrower hereby consents that any phone call with the Bank may be monitored or recorded by the Bank.
10.13Confidentiality. In connection with the Obligations, this Agreement and the other Loan Documents, the Borrower will be providing to the Bank, whether orally, in writing or in electronic format, nonpublic, confidential or proprietary information (collectively, “Confidential Information”). The Bank agrees (i) to hold the Confidential Information of the other in strict confidence; (ii) not to disclose or permit any other person or entity access to the Confidential Information of the other party, except for disclosure or access (a) to the Borrower’s or the Bank’s affiliates and its or their employees, officers, directors, agents, representatives, (b) to other third parties that provide or may provide ancillary support relating to the Obligations, this Agreement and/or the other Loan Documents, (c) in connection with the exercise of any remedies or enforcement of rights under this Agreement or any action or proceeding relating to the Obligations, this Agreement and/or the other Loan Documents, (d) to its external or internal auditors or regulatory authorities, (e) upon the order of a court or other governmental agency having jurisdiction over a party, or (f) subject to an agreement containing provisions substantially the same as (or no less restrictive than) those of this Section, to (i) any assignee of or participant in, or any prospective assignee of or participant in, any of its rights and obligations under this Agreement, or (ii) any actual or prospective party to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder. In addition, the Bank may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Bank in connection with the administration of this Agreement and the other Loan

Documents and (iii) not to use such Confidential Information except in connection with the Obligations and for the purposes of this Agreement and the other Loan Documents. It is understood and agreed that the obligation to protect such Confidential Information shall be satisfied if the party receiving such Confidential Information utilizes the same control (but no less than reasonable) as it does to avoid disclosure of its own confidential and valuable information. It is also understood and agreed that no information shall be within the protection of this Agreement where such information: (a) is or becomes publicly available through no fault of the party to whom such Confidential Information has been disclosed; (b) is released by the originating party to anyone without restriction; (c) is rightly obtained from third parties who are not, to such receiving party’s knowledge, under an obligation of confidentiality; or (d) is required to be disclosed by subpoena or similar process of applicable law or regulations.
For the purposes of this Agreement, Confidential Information of a party shall include, without limitation, any financial information, scientific or technical information, design, process, procedure or improvement and all concepts, documentation, reports, data, data formats, specifications, computer software, source code, object code, user manuals, financial models, screen displays and formats, software, databases, inventions, knowhow, showhow and trade secrets, whether or not patentable or copyrightable, whether owned by a party or any third party, together with all memoranda, analyses, compilations, studies, notes, records, drawings, manuals or other documents or materials which contain or otherwise reflect any of the foregoing information.
The Bank agrees to return to the Borrower or destroy all Confidential Information of the Borrower upon the termination of this Agreement; provided, however, the Bank may retain such limited information for customary archival and audit purposes only for reference with respect to prior dealings between the parties subject at all times to the continuing terms of this Section 10.13.
Each of the Borrower and the Bank agrees not to use the other’s name or logo in any marketing, advertising or related materials, without the prior written consent of the other party.
10.14Sharing Information with Affiliates of the Bank. The Borrower acknowledges that from time to time other financial and banking services may be offered or provided to the Borrower or one or more of its subsidiaries and/or affiliates (in connection with this Agreement or otherwise) by the Bank or by one or more subsidiaries or affiliates of the Bank or of The PNC Financial Services Group, Inc., and the Borrower hereby authorizes the Bank to share any information delivered to the Bank by the Borrower and/or its subsidiaries and/or affiliates pursuant to this Agreement or any of the Loan Documents to any subsidiary or affiliate of the Bank and/or The PNC Financial Services Group, Inc., subject to any provisions of confidentiality in this Agreement or any other Loan Documents.
10.15Electronic Signatures and Records. Notwithstanding any other provision herein, the Borrower agrees that this Agreement, the Loan Documents, any amendments thereto, and any other information, notice, signature card, agreement or authorization related thereto (each, a “Communication”) may, at the Bank’s option, be in the form of an electronic record. Any Communication may, at the Bank’s option, be signed or executed using electronic signatures. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Bank of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format) for transmission, delivery and/or retention.
10.16Governing Law and Jurisdiction. This Agreement has been delivered to and accepted by the Bank and will be deemed to be made in the State of New York. THIS AGREEMENT WILL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW

YORK, INCLUDING WITHOUT LIMITATION THE ELECTRONIC TRANSACTIONS ACT (OR EQUIVALENT) IN EFFECT IN THE STATE OF NEW YORK (OR, TO THE EXTENT CONTROLLING, THE LAWS OF THE UNITED STATES OF AMERICA, INCLUDING WITHOUT LIMITATION THE ELECTRONIC SIGNATURES IN GLOBAL AND NATIONAL COMMERCE ACT). The Borrower hereby irrevocably consents to the exclusive jurisdiction of the courts of the State of New York sitting in New York City in the Borough of Manhattan and of the United States District Court for the Southern District of New York, and any appellate court from any thereof; provided that nothing contained in this Agreement will prevent the Bank from bringing any action, enforcing any award or judgment or exercising any rights against the Borrower or any other Loan Party individually, against any security or against any property of the Borrower or any other Loan Party within any other county, state or other foreign or domestic jurisdiction. The Borrower (on its behalf and on behalf of the other Loan Parties) and the Bank agree that the venue provided above is the most convenient forum for both the Bank and the Borrower. The Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Agreement.
10.17Accounting Terms.
(a)All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (ii) all financial statements shall be prepared in accordance with GAAP. For purposes of determining compliance with this Agreement (including, without limitation, Section 4, Section 5, any Incorporated Financial Covenant and the definition of “Indebtedness”), any election by the Company to measure any financial liability using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification Topic No. 825-10-25 – Fair Value Option, International Accounting Standard 39 – Financial Instruments: Recognition and Measurement or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made. For the avoidance of doubt, notwithstanding any changes in GAAP after March 30, 2016 that would require leases that would have been treated as operating leases under GAAP as in effect on such date to be classified and accounted for as capital leases (or to be otherwise reflected on the consolidated balance sheet of the Borrower and its Subsidiaries), such leases shall be classified and accounted for as operating leases for all purposes under this Agreement.
(b)If in the reasonable opinion of the Borrower or the Bank a change in GAAP occurs which causes a change in any of the calculations contemplated by this Agreement, including, without limitation, calculations with regard to the covenants contained in Section 4.10 hereof, then and in such event, if the Borrower or the Bank so request, the Bank and the Borrower shall undertake in good faith to amend any affected provisions of this Agreement so as to have an effect comparable to that as of March 30, 2016 and to accommodate such change in GAAP and to enter into an amendment hereof to reflect the same, such amendment to be in form and substance satisfactory to the Borrower and the Bank; provided that, until such provision is amended in a manner satisfactory to the Borrower and the Bank, the Borrower’s compliance with such provision shall be determined on the basis of GAAP as in effect and applied immediately before the relevant change became effective.
10.18Divisions. For all purposes hereunder, under the Note and the Guaranty Documents, if in connection with any division or plan of division pursuant to Section 18-217 of the Delaware Limited Liability Company Act (or any comparable event under a different jurisdiction’s laws) (a “Division”): (a) any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) any new Person comes into existence, such new Person shall be deemed to have been organized by the holders of its equity interests at such time. Any reference herein or therein to a merger, consolidation, amalgamation, assignment, sale, Disposition or transfer, or similar term, shall be deemed to apply to a Division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a Division or allocation), as if it were a merger, consolidation, amalgamation, assignment, sale, Disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any Division of a limited liability company shall constitute a separate Person hereunder and thereunder (and each Division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person) on the first date of its existence.
10.19WAIVER OF JURY TRIAL. EACH OF THE BORROWER AND THE BANK IRREVOCABLY WAIVES ANY AND ALL RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS AGREEMENT, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. THE BORROWER AND THE BANK ACKNOWLEDGE THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.
[Signature Pages Intentionally Omitted]

CONTINUATION OF ADDENDUM
4.7    Financial Reporting Requirements.
1.    Loan Parties Financial Reporting.
(a)    Interim Financial Statements. As soon as available and in any event within forty-five (45) calendar days after the end of each of the first three fiscal quarters in each fiscal year of the Company, financial statements of the Company, consisting of a consolidated balance sheet as of the end of such fiscal quarter and related consolidated statements of income, stockholders’ equity and cash flows for the fiscal quarter then ended and the fiscal year through that date (or, in the case of stockholders’ equity and cash flows, just for the fiscal year through that date), all in reasonable detail and certified (subject to normal year-end audit adjustments) by the Chief Executive Officer, President or Chief Financial Officer of the Company (or other officer reasonably acceptable to the Bank) as having been prepared in accordance with GAAP, consistently applied, and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year.
(b)    Annual Financial Statements. (i) As soon as available and in any event within ninety (90) days after the end of each fiscal year of the Company, audited financial statements of the Company consisting of a consolidated balance sheet as of the end of such fiscal year, and related consolidated statements of income, stockholders’ equity and cash flows for the fiscal year then ended, all in reasonable detail and certified by independent certified public accountants reasonably satisfactory to the Bank. The certificate or report of accountants shall be free of qualifications (other than any consistency qualification that may result from a change in the method used to prepare the financial statements as to which such accountants concur) and shall not indicate the occurrence or existence of any event, condition or contingency which would materially impair the prospect of payment or performance of any covenant, agreement or duty of any Loan Party under any of the Loan Documents.
(ii) As soon as available and in any event within one hundred and eighty (180) days after the end of each fiscal year of Evercore LP, audited financial statements of Evercore LP consisting of a consolidated balance sheet as of the end of such fiscal year, and related consolidated statements of income, partners’ capital and cash flows for the fiscal year then ended, all in reasonable detail and setting forth in comparative form the financial statements as of the end of and for the preceding fiscal year, and certified by independent certified public accountants reasonably satisfactory to the Bank. The certificate or report of accountants shall be free of qualifications (other than any consistency qualification that may result from a change in the method used to prepare the financial statements as to which such accountants concur) and shall not indicate the occurrence or existence of any event, condition or contingency which would materially impair the prospect of payment or performance of any covenant, agreement or duty of any Loan Party under any of the Loan Documents.
(c)    Compliance Certificate. Together with each of the Financial Statements required in subsections 1(a) and (b)(i) of this Section 4.7, a certificate in a form reasonably acceptable to the Bank, certifying Borrower’s compliance with all applicable financial covenants (containing detailed calculations of such financial covenants), including any Incorporated Financial Covenant(s), for the period then ended, whether any Event of Default exists, and, if so, the nature thereof and the corrective measures the Borrower proposes to take with respect to such Event of Default, together with (i) a reconciliation from GAAP with respect to the treatment of leases hereunder as operating leases consistent with GAAP as in effect on March 30, 2016, as provided in Section 10.17(a) and (ii) in the event that the Company or any Subsidiary has made an election to measure any financial liability using fair value (which election is being disregarded for purposes of determining compliance with this Agreement pursuant to Section 10.17(a)) as to the period covered by any such financial statement, a reconciliation from GAAP with respect to such election. Such certificate shall be duly executed by, either the Chief Financial Officer, another responsible senior financial officer or an authorized officer of the Borrower.
4.10    Financial Covenants.
1.Maximum Consolidated Leverage Ratio. The Borrower will not permit, and will cause the Company not to permit, the Consolidated Leverage Ratio as of the last day of any period of four consecutive fiscal quarters of the Company to be greater than 2.75:1.0.
2.Minimum Consolidated Tangible Net Worth. The Borrower will not permit, and will cause the Company not to permit, Consolidated Tangible Net Worth to be less than $325,000,000 as of the last day of any fiscal quarter of the Company.
For the sake of clarity, it is understood that the terms “Consolidated Leverage Ratio” and “Consolidated Tangible Net Worth” are used in this Section 4.10 as defined in the 2025 Note Purchase Agreement as in effect on the Second Amendment Effective Date.

Execution Version

Amended and Restated
Revolving Line of Credit Note
$225,000,000    July 10, 2025
FOR VALUE RECEIVED, EVERCORE PARTNERS SERVICES EAST L.L.C. (the “Borrower”), with an address at 55 East 52nd Street, New York, NY 10055, promises to pay to PNC BANK, NATIONAL ASSOCIATION (the “Bank”) or its permitted assigns, in lawful money of the United States of America in immediately available funds at its offices located at One PNC Plaza, 249 Fifth Avenue, Pittsburgh, PA 15222, or at such other location as the Bank may designate from time to time in writing, the principal sum of TWO HUNDRED TWENTY-FIVE MILLION DOLLARS ($225,000,000) (the “Facility”) or such lesser amount as may be advanced to or for the benefit of the Borrower hereunder, together with interest accruing on the outstanding principal balance from the date hereof, all as provided below.
1.Advances. This Note evidences a revolving line of credit. The Borrower may borrow, repay and reborrow hereunder, and the Bank may advance and readvance under this Note from time to time (each an “advance” and together the “advances”) until the Expiration Date, subject to the terms and conditions of this Note and the Loan Documents (as defined herein). The “Expiration Date” shall mean July 10, 2028, or such later date as may be requested by the Borrower and designated by the Bank in its sole discretion by written notice from the Bank to the Borrower. The Borrower acknowledges and agrees that in no event will the Bank be under any obligation to extend or renew the Facility or this Note beyond the Expiration Date. In no event shall the aggregate unpaid principal amount of advances under this Note exceed the face amount of this Note.
2.Rate of Interest. Amounts outstanding under this Note will bear interest at a rate per annum which is at all times equal to the sum of (A) Daily SOFR (as defined below) plus (B) a spread of one hundred thirty (130) basis points (1.30%). Interest hereunder will be calculated based on the actual number of days that principal is outstanding over a year of 360 days. In no event will the rate of interest hereunder exceed the maximum rate allowed by law. Regardless of any other provision of this Note or the other Loan Documents, if for any reason such effective interest rate should exceed the maximum rate allowed by law, such effective interest rate shall be deemed reduced to, and shall be, the maximum rate allowed by law, and (i) the amount which would be excessive interest shall be deemed applied to the reduction of the principal balance of this Note and not to the payment of interest, and (ii) if the loan evidenced by this Note has been or is thereby paid in full, the excess shall be returned to the party paying same, such application to the principal balance of this Note or the refunding of such excess to be a complete settlement and acquittance thereof.
Unless otherwise defined herein, terms defined in the Loan Agreement (as defined below) are used herein as therein defined. In addition, if the following terms are used in this Note, such terms shall have the meanings set forth below:
“Alternate Rate” means the sum of (A) the Base Rate plus (B) thirty (30) basis points (0.30%). “Base Rate” means the higher of (A) the Prime Rate, and (B) the sum of the Overnight Bank Funding Rate plus 50 basis points (0.50%); provided, however, if the Base Rate as determined above would be less than zero, then such rate shall be deemed to be zero. If and when the Base Rate as determined above changes, the rate of interest with respect to any amounts hereunder to which the Base Rate applies will change automatically without notice to the Borrower, effective on the date of any such change.
“Business Day” shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required by law to be closed for business in Pittsburgh, Pennsylvania or New York, New York; provided that, when used in connection with an amount that bears interest at a rate based on SOFR or any direct or indirect calculation or determination involving SOFR, the term “Business Day” means any such day that is also a U.S. Government Securities Business Day.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), the interest rate per annum determined by the Bank by dividing (the resulting quotient rounded upwards, at the Bank’s discretion, to the nearest 1/100th of 1%) (A) SOFR for the day (the “SOFR Determination Date”) that is 2 Business Days prior to (i) such SOFR Rate Day if such SOFR Rate Day is a Business Day or (ii) the Business Day immediately preceding such SOFR Rate Day if such SOFR Rate Day is not a Business Day, by (B) a number equal to 1.00 minus the SOFR Reserve Percentage, in each case, as such SOFR is published by the NYFRB (or a successor administrator of the secured overnight financing rate) on the website of the NYFRB, currently at http://www.newyorkfed.org, or any successor source identified by the NYFRB or its successor administrator for the secured overnight financing rate from time to time. If Daily Simple SOFR as determined above would be less than the Floor, then Daily Simple SOFR shall be deemed to be the Floor. If SOFR for any SOFR Determination Date has not been published or replaced with a Benchmark Replacement by 5:00 p.m. (Pittsburgh, Pennsylvania time) on the second Business Day immediately following such SOFR Determination Date, then SOFR for such SOFR Determination Date will be SOFR for the first Business Day preceding such SOFR Determination Date for which SOFR was published in accordance with the definition of “SOFR”; provided that SOFR determined pursuant to this sentence shall be used for purposes of calculating Daily Simple SOFR for no more than 3 consecutive SOFR Rate Days. If and when Daily Simple SOFR as determined above changes, any applicable rate of interest based on Daily Simple SOFR will change automatically without notice to the Borrower, effective on the date of any such change.
“Daily SOFR” means Daily Simple SOFR.
“Floor” means a rate of interest per annum equal to zero (0) basis points (0.00%).
“NYFRB” means the Federal Reserve Bank of New York.
“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Eurocurrency borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB, as set forth on its public website from time to time, and as published on the next succeeding Business Day as the overnight bank funding rate by the NYFRB (or by such other recognized electronic source (such as Bloomberg) selected by the Bank for the purpose of displaying such rate); provided, that if such day is not a Business Day, the Overnight Bank Funding Rate for such day shall be such rate on the immediately preceding Business Day; provided, further, that if such rate shall at any time, for any reason, no longer exist, a comparable replacement rate determined by the Bank at such time (which determination shall be conclusive absent manifest error). If the Overnight Bank Funding Rate determined as above would be less than zero, then such rate shall be deemed to be zero. The rate of interest charged shall be adjusted as of each Business Day based on changes in the Overnight Bank Funding Rate without notice to the Borrower.
“Prime Rate” shall mean the rate publicly announced by the Bank from time to time as its prime rate. The Prime Rate is determined from time to time by the Bank as a means of pricing some loans to its borrowers. The Prime Rate is not tied to any external rate of interest or index and does not necessarily reflect the lowest rate of interest actually charged by the Bank to any particular class or category of customers.
“SOFR” means a rate equal to the secured overnight financing rate as administered by the NYFRB (or a successor administrator of the secured overnight financing rate).
“SOFR Reserve Percentage” means, for any day, the maximum effective percentage in effect on such day, if any, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to SOFR funding.
    2

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Bank in its reasonable discretion).
“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.
“U.S. Government Securities Business Day” means any day except for (A) a Saturday or Sunday or (B) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
3.Advance Procedures. If permitted by the Bank, a request for advance may be made by telephone or electronic mail, or delivered in accordance with the Bank’s security procedures through any automated platform or electronic service provided by Bank, with such confirmation or verification (if any) as the Bank may require in its discretion from time to time. A request for advance by the Borrower shall be binding upon the Borrower. The Borrower authorizes the Bank to accept telephonic, email, automated and electronic requests for advances, and the Bank shall be entitled to rely upon the authority of any person providing such instructions. The Borrower hereby indemnifies and holds the Bank harmless from and against any and all damages, losses, liabilities, costs and expenses (including reasonable attorneys’ fees and expenses) which may arise or be created by the acceptance of such telephonic, email, automated and electronic requests or by the making of such advances; provided, however, that the foregoing indemnity agreement shall not apply to any liabilities resulting solely from the gross negligence or willful misconduct of the Bank as determined by a final judgment of a court of competent jurisdiction. The Bank will enter on its books and records, which entry when made will be presumed correct absent manifest error, the date and amount of each advance, as well as the date and amount of each payment made by the Borrower.
4.Payment Terms. Accrued interest will be due and payable on the last day of each month, beginning with the payment due on July 31, 2025. The outstanding principal balance and any accrued but unpaid interest shall be due and payable on the Expiration Date.
If any payment under this Note shall become due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, except that if such day falls in the next succeeding calendar month, such payment shall be due on the next preceding day that is a Business Day. Interest shall be computed to, but excluding, the date of payment. Upon the occurrence and during the continuation of any Event of Default (as hereinafter defined), payments received will be applied to charges, fees and expenses (including attorneys’ fees), accrued interest and principal in any order the Bank may choose, in its sole discretion.
5.Late Payments; Default Rate. If the Borrower fails to make any payment of principal, interest or other amount coming due pursuant to the provisions of this Note within fifteen (15) calendar days of the date due and payable, the Borrower also shall pay to the Bank a late charge equal to the lesser of five percent (5%) of the amount of such payment or $100.00 (the “Late Charge”). Such fifteen (15) day period shall not be construed in any way to extend the due date of any such payment. Upon maturity, whether by acceleration, demand or otherwise, and at the Bank’s option upon the occurrence of any Event of Default and during the continuance thereof, amounts outstanding under this Note shall bear interest at a rate per annum (based on the actual number of days that principal is outstanding over a year of 360 days) which shall be three percentage points (3%) in excess of the interest rate in effect from time to time under this Note but not more than the maximum rate allowed by law (the “Default Rate”). The Default Rate shall continue to apply whether or not judgment shall be entered on this Note. Both the Late Charge and the Default Rate are imposed as liquidated damages for the purpose of defraying the Bank’s expenses incident to the handling of delinquent payments, but are in addition to, and not in lieu of, the Bank’s exercise of any rights and remedies hereunder, under the other Loan Documents or under applicable law, and any fees and expenses of any agents or attorneys which the Bank may employ. In addition, the Default Rate reflects the increased credit risk to the Bank of carrying a loan that is in default. The Borrower agrees that the Late Charge and Default Rate are reasonable forecasts of just compensation for anticipated and actual harm incurred by the Bank, and that the actual harm incurred by the Bank cannot be estimated with certainty and without difficulty.
    3

6.Prepayment. The indebtedness evidenced by this Note may be prepaid in whole or in part at any time without penalty. The Borrower may, at any time, in whole permanently terminate the Line of Credit (as defined in the Loan Agreement (as defined below)) upon at least three Business Days’ prior written notice to the Bank and Payment in Full (as defined below). Upon any such termination and Payment in Full, the Bank shall execute and deliver to the Borrower, at the Borrower’s expense, all documents that the Borrower shall reasonably request to evidence such termination of each Loan Document. Any execution and delivery of documents pursuant to this Section 6 shall be without recourse or warranty by the Bank. As used herein, the term “Payment in Full” shall mean the payment in full in cash of the Loans and other Obligations under the Loan Documents (except contingent indemnification obligations for which no claim has been made) and the termination of all commitments under the Loan Documents.
7.Increased Costs; Yield Protection. On written demand, together with written evidence of the justification therefor, the Borrower agrees to pay the Bank all direct costs incurred, any losses suffered or payments made by the Bank as a result of any Change in Law (hereinafter defined), imposing any reserve, deposit, allocation of capital or similar requirement (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) on the Bank, its holding company or any of their respective assets relative to the Facility. “Change in Law” means the occurrence, after the date of this Note, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any governmental authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any governmental authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
8.Other Loan Documents. This Note is issued in connection with a Loan Agreement between the Borrower and the Bank, dated as of October 28, 2024 (as amended by that certain Amendment to Loan Documents dated as of March 17, 2025, that certain Amendment to Loan Documents dated as of the date hereof, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), and the other agreements and documents executed and/or delivered in connection therewith or referred to therein, the terms of which are incorporated herein by reference (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, collectively the “Loan Documents”).
9.Events of Default. The occurrence of any of the following events will be deemed to be an “Event of Default” under this Note: (i) the nonpayment of any principal when due; (ii) the nonpayment of any interest or other indebtedness under this Note within five (5) days after the date on which such payment is due; (iii) any Event of Default (as defined in any of the Loan Documents) shall occur, including without limitation an “Event of Default” under Section 6 of the Loan Agreement; (iv) the Borrower shall default in the performance of any of the covenants or agreements contained in Section 4.10, 4.12 or 5 of the Loan Agreement or any Incorporated Financial Covenant; (v) any Obligor’s failure to observe or perform any covenant or other agreement, under or contained in the Loan Agreement or any other Loan Document or any Obligor’s failure to observe or perform any covenant or other agreement under or contained in any other document now or in the future evidencing or securing any monetary debt or obligation of any Obligor to the Bank in an aggregate principal amount in excess of $500,000 (other than those set forth in clauses (i), (ii), (iii) and (iv) above) and such failure shall continue unremedied for a period of thirty (30) days after the earlier of (a) written notice to the Borrower from the Bank and (b) a Responsible Officer (as defined below) of any Obligor becoming aware of such failure, provided, however, that the thirty (30) day cure period contained in this clause (v) shall not be deemed to apply if an Obligor commits more than two (2) such breaches within any twelve (12) calendar month period; (vi) the filing by or against the Company, any other Obligor or any Significant Subsidiary of any proceeding in bankruptcy, receivership, insolvency, reorganization, liquidation, conservatorship or similar proceeding (and, in the case of any such proceeding instituted against the Company, any other Obligor or any Significant Subsidiary, such
    4

proceeding is not dismissed or stayed within sixty (60) days of the commencement thereof, provided that the Bank shall not be obligated to advance additional funds hereunder during such period) or the passing of any resolution by or on behalf of the Company, any other Obligor or any Significant Subsidiary (or its governing body) to authorize the filing or commencement by the Company, any other Obligor or any Significant Subsidiary of any such proceeding or the preparation by or on behalf of the Company, any other Obligor or any Significant Subsidiary of any petition or other documents to be filed in connection with any such proceeding; (vii) any assignment by the Company, any other Obligor or any Significant Subsidiary for the benefit of creditors, or any levy, garnishment, attachment or similar proceeding is instituted against any property of the Company, any other Obligor or any Significant Subsidiary held by or deposited with the Bank; (viii) (a)  the Company, any other Obligor or any other Subsidiary of the Company is in default (as principal or as guarantor or other surety) in the payment of principal of or premium or make-whole amount or interest on any other indebtedness that is outstanding in an aggregate principal amount of at least $25,000,000 beyond any period of grace provided with respect thereto or (b) a default with respect to any other indebtedness of the Company, any other Obligor or any other Subsidiary of the Company for borrowed money in an amount in excess of $25,000,000, if the effect of such default is to cause or permit the acceleration of such indebtedness; (ix) the commencement of any foreclosure or forfeiture proceeding, execution or attachment against any collateral securing the obligations of the Company, any other Obligor or any Significant Subsidiary to the Bank; (x) the entry of a final judgment, or one or more final judgments, against one or more of the Company, any other Obligor or any other Subsidiary of the Company in an amount in excess of $25,000,000 in the aggregate, and the failure of the Company, such Obligor or any such Subsidiary to discharge the judgment within sixty (60) days of the entry thereof; (xi) the occurrence of a Material Adverse Effect; (xii)  the Company, any other Obligor or any Significant Subsidiary ceases doing business as a going concern; (xiii) any representation or warranty made by any Obligor to the Bank in any Loan Document or any other document now or in the future evidencing or securing any monetary debt or obligation of any Obligor to the Bank in an aggregate principal amount in excess of $500,000, is false, erroneous or misleading in any material respect on and as of the date made or furnished (or, in the case of any representation or warranty qualified as to materiality, in any respect) (except to the extent stated to relate to a specific earlier date, in which case such representation and warranty shall be true and correct in all material respects (or, if qualified by materiality, in all respects) as of such earlier date); (xiv) any Financial Statement or certificate made or furnished by any Obligor to the Bank in connection with the Loan Agreement or any other Loan Document is false, erroneous, incomplete in any material respect on and as of the date made or furnished; or (xv) the revocation or attempted revocation, in whole or in part, of any guarantee by any Obligor. As used herein, “Obligor” means the Borrower and any guarantor of, or any pledgor, mortgagor or other person or entity providing collateral support for, the Borrower’s obligations to the Bank existing on the date of this Note or arising in the future (including, in any case, each Loan Party).
Upon the occurrence of an Event of Default: (a) the Bank shall be under no further obligation to make advances hereunder; (b) if an Event of Default specified in clause (vi) or (vii) above shall occur with respect to any Obligor, the outstanding principal balance and accrued interest hereunder together with any additional amounts payable hereunder shall be immediately due and payable without demand or notice of any kind; (c) if any other Event of Default shall occur, the outstanding principal balance and accrued interest hereunder together with any additional amounts payable hereunder, at the Bank’s option and without demand or notice of any kind, may be accelerated and become immediately due and payable; (d) at the Bank’s option, this Note will bear interest at the Default Rate from the date of the occurrence of the Event of Default; and (e) the Bank may exercise from time to time any of the rights and remedies available under the Loan Documents or under applicable law.
10.Right of Setoff. In addition to all liens upon and rights of setoff against the Borrower’s money, securities or other property given to the Bank by law, the Bank shall have, with respect to the Borrower’s obligations to the Bank under this Note and to the extent permitted by law, a contractual possessory security interest in and a contractual right of setoff against, and the Borrower hereby grants the Bank a security interest in, and hereby assigns, conveys, delivers, pledges and transfers to the Bank, all of the Borrower’s right, title and interest in and to, all of the Borrower’s deposits, moneys, securities and other property now or hereafter in the possession of or on deposit with, or in transit to, the Bank or any other direct or indirect subsidiary of The PNC Financial Services Group, Inc., whether held in a general or special account or deposit, whether held jointly with someone else, or
    5

whether held for safekeeping or otherwise, excluding, however, all IRA, Keogh, and trust accounts. Every such security interest and right of setoff may be exercised without demand upon or notice to the Borrower.
11.Indemnity. The Borrower agrees to indemnify each of the Bank, each legal entity, if any, who controls, is controlled by or is under common control with the Bank, and each of their respective directors, officers and employees (the “Indemnified Parties”), and to defend and hold each Indemnified Party harmless from and against any and all claims, damages, losses, liabilities and expenses (including all fees and charges of internal or external counsel with whom any Indemnified Party may consult and all expenses of litigation and preparation therefor) which any Indemnified Party may incur or which may be asserted against any Indemnified Party by any person, entity or governmental authority (including any person or entity claiming derivatively on behalf of the Borrower), in connection with or arising out of or relating to the matters referred to in this Note or in the other Loan Documents or the use of any advance hereunder, whether (a) arising from or incurred in connection with any breach of a representation, warranty or covenant by the Borrower, or (b) arising out of or resulting from any suit, action, claim, proceeding or governmental investigation, pending or threatened, whether based on statute, regulation or order, or tort, or contract or otherwise, before any court or governmental authority; provided, however, that the foregoing indemnity agreement shall not apply to any claims, damages, losses, liabilities and expenses solely attributable to an Indemnified Party’s gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction. The indemnity agreement contained in this Section shall survive the termination of this Note, payment of any advance hereunder and the assignment of any rights hereunder. The Borrower may participate at its expense in the defense of any such action or claim.
12.Miscellaneous. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder (“Notices”) must be in writing (except as may be agreed otherwise above with respect to borrowing requests or as otherwise provided in this Note) and will be effective upon receipt. Notices may be given in any manner to which the parties may separately agree, including electronic mail. Without limiting the foregoing, first-class mail, postage prepaid, facsimile transmission and commercial courier service are hereby agreed to as acceptable methods for giving Notices. In addition, the parties agree that Notices may be sent electronically to any electronic address provided by a party from time to time or through an automated platform that the Bank provides to the Borrower. Regardless of the manner in which provided, Notices may be sent to a party’s address as set forth above or to such other address as any party may give to the other for such purpose in accordance with this paragraph. For purposes hereof, “receipt” means: (i) for notices sent by U.S. mail, the third business day after the date such notice was sent; (ii) for notices delivered by hand or sent by overnight courier service, the date delivered; (iii) for notices sent by facsimile or electronic communication, the date when sent; and (iv) for notices sent by any other method, the date received. No delay or omission on the Bank’s part to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power, nor will the Bank’s action or inaction impair any such right or power. The Bank’s rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies which the Bank may have under other agreements, at law or in equity. Except as otherwise set forth in this Note, no modification, amendment or waiver of, or consent to any departure by the Borrower from, any provision of this Note will be effective unless made in a writing signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Notwithstanding the foregoing, the Bank may modify this Note for the purposes of completing missing content or correcting erroneous content, without the need for a written amendment, provided that the Bank shall send a copy of any such modification to the Borrower (which notice may be given by electronic mail). The Borrower agrees to pay on demand, to the extent permitted by law, all costs and expenses incurred by the Bank in the enforcement of its rights in this Note and in any security therefor, including without limitation reasonable fees and expenses of the Bank’s counsel. If any provision of this Note is found to be invalid, illegal or unenforceable in any respect by a court, all the other provisions of this Note will remain in full force and effect. The Borrower and all other makers and indorsers of this Note hereby forever waive presentment, protest, notice of dishonor, notice of non-payment, notice of intent to accelerate and notice of acceleration, and any other notice of any kind. The Borrower also waives all defenses based on suretyship or impairment of collateral. This Note shall bind the Borrower and its heirs, executors, administrators, successors and assigns, and the benefits hereof shall inure to the benefit of the Bank and its successors and permitted assigns; provided, however, that the Borrower may not assign this Note in whole or in part without the Bank’s written consent and the Bank at any time may assign this Note in whole or in part.
    6

This Note has been delivered to and accepted by the Bank and will be deemed to be made in the State of New York. This Note will be interpreted and the rights and liabilities of the Bank and the Borrower determined in accordance with the laws of the State of New York, including without limitation the Electronic Transactions Act (or equivalent) in effect in the state of New York (or, to the extent controlling, the laws of the United States Of America, including without limitation the Electronic Signatures in Global and National Commerce Act). The Borrower hereby irrevocably consents to the exclusive jurisdiction of the courts of the State of New York sitting in New York City in the Borough of Manhattan and of the United States District Court for the Southern District of New York, and any appellate court from any thereof; provided that nothing contained in this Note will prevent the Bank from bringing any action, enforcing any award or judgment or exercising any rights against the Borrower individually, against any security or against any property of the Borrower within any other county, state or other foreign or domestic jurisdiction. The Borrower acknowledges and agrees that the venue provided above is the most convenient forum for both the Bank and the Borrower. The Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Note.
13.USA PATRIOT Act Notice. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each Borrower that opens an account. What this means: when the Borrower opens an account, the Bank will ask for the business name, business address, taxpayer identifying number and other information that will allow the Bank to identify the Borrower, such as organizational documents. For some businesses and organizations, the Bank may also need to ask for identifying information and documentation relating to certain individuals associated with the business or organization.
14.Representation by Counsel. The Borrower hereby represents that it has been represented by competent counsel of its choice, or has knowingly waived its right to use and retain counsel, in the negotiation and execution of this Note and the other Loan Documents; that it has read and fully understood the terms hereof; that the Borrower and any retained counsel have been afforded an opportunity to review, negotiate and modify the terms of this Note and the other Loan Documents; and that it intends to be bound hereby. In accordance with the foregoing, the general rule of construction to the effect that any ambiguities in a contract are to be resolved against the party drafting the contract shall not be employed in the construction and interpretation of this Note or any other Loan Document.
15.Counterparts; Electronic Signatures and Records. This Note and any other Loan Document may be signed in any number of counterpart copies and by the parties hereto on separate counterparts, but all such copies shall constitute one and the same instrument. Notwithstanding any other provision herein, the Borrower agrees that this Note, the Loan Documents, any amendments thereto, and any other information, notice, signature card, agreement or authorization related thereto (each, a “Communication”) may, at the Bank’s option, be in the form of an electronic record. Any Communication may, at the Bank’s option, be signed or executed using electronic signatures. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Bank of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format) for transmission, delivery and/or retention.
16.Conforming Changes; Benchmark Replacement Provisions. The Bank shall have the right to make any technical, administrative or operational changes from time to time that the Bank decides may be appropriate to reflect the adoption and implementation of SOFR or any other Benchmark (as defined below) or to permit the use and administration thereof by the Bank in a manner substantially consistent with market practice or in such other manner as the Bank decides is reasonably necessary. Notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such technical, administrative or operational changes will become effective without any further action or consent of the Borrower. The Bank shall provide notice to the Borrower of any such amendment reasonably promptly after such amendment becomes effective.
If the applicable rate under this Note is based on a Benchmark and the Bank determines (which determination shall be final and conclusive) that (A) such Benchmark cannot be determined pursuant to its definition other than as a result of a Benchmark Transition Event (as defined below), or (B) any enactment, promulgation or adoption
    7

of or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by a governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any guideline, request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impracticable for the Bank to make or maintain or fund loans based on that Benchmark, then the Bank shall give notice thereof to the Borrower. Thereafter, until the Bank notifies the Borrower that the circumstances giving rise to such determination no longer exist, the interest rate on all amounts outstanding under this Note shall be the Alternate Rate.
Notwithstanding anything to the contrary herein or in any other Loan Document, if the Bank determines (which determination shall be final and conclusive) that a Benchmark Transition Event has occurred with respect to a Benchmark, the Bank may amend this Note to replace such Benchmark with a Benchmark Replacement (as defined below); and any such amendment shall be in writing, shall specify the date that the Benchmark Replacement is effective and will not require any further action or consent of the Borrower. Until the Benchmark Replacement is effective, amounts bearing interest with reference to a Benchmark will continue to bear interest with reference to such Benchmark as long as such Benchmark is available, and otherwise such amounts automatically will bear interest at the Alternate Rate.
For purposes of this Section, the following terms have the meanings set forth below:
“Benchmark” means, at any time, any interest rate index then used in the determination of an interest rate under the terms of this Note. Once a Benchmark Replacement becomes effective under this Note, it is a Benchmark. The initial Benchmark under this Note is Daily SOFR.
“Benchmark Replacement” means, for any Benchmark, the sum of (a) an alternate benchmark rate and (b) an adjustment (which may be a positive or negative value or zero), in each case that has been selected by the Bank as the replacement for such Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the official sector or any official sector-sponsored committee or working group, for U.S. dollar-denominated credit facilities at such time; provided that, if the Benchmark Replacement as determined pursuant to the foregoing would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Note and the other Loan Documents.
“Benchmark Transition Event” means a public statement or publication by or on behalf of the administrator of a Benchmark, the regulatory supervisor of such administrator, the Board of Governors of the Federal Reserve System, NYFRB, an insolvency official or resolution authority with jurisdiction over the administrator for such Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark, announcing or stating that (a) such administrator has ceased or will cease to provide such Benchmark permanently or indefinitely, provided that at the time of such statement or publication there is no successor administrator that will continue to provide such Benchmark or (b) such Benchmark is or will no longer be representative.
    8

17.Unused Commitment Fee. Beginning on the last day of the each calendar quarter after the date of this Note and continuing on the last day of each calendar quarter thereafter until the Expiration Date, the Borrower shall pay an unused commitment fee (the “Unused Fee”) to the Bank, in arrears, at the rate of 0.20% per annum on the daily balance under this Note which is undisbursed and uncanceled on each day during such quarter; provided that, the Unused Fee shall not be payable in respect of any calendar quarter in which the daily principal amount outstanding under the Facility at the end of each day during such calendar quarter shall average an amount equal to or greater than fifty percent (50%) of the aggregate amount of the Facility (i.e., assuming a Facility of $225,000,000, an average principal balance outstanding at the end of each day in such calendar quarter of $112,500,000). The Unused Fee shall be computed on the basis of a year of 360 days and paid on the actual number of days elapsed. Borrower hereby authorizes and directs the Bank to charge the Borrower’s deposit account with the Bank for each Unused Fee on or after the date it is due.
18.Amendment and Restatement.  This Note amends and restates, and is in substitution for, that certain Revolving Line of Credit Note in the original principal amount of $85,000,000 payable to the Bank or its assigns and dated October 28, 2024 (the “Existing Note”).  However, without duplication, this Note shall in no way extinguish, cancel or satisfy Borrower’s unconditional obligation to repay all indebtedness evidenced by the Existing Note or constitute a novation of the Existing Note.  Nothing herein is intended to extinguish, cancel or impair the lien priority or effect of any security agreement, pledge agreement or mortgage (if any) with respect to any Obligor’s obligations hereunder and under any other document relating hereto.
19.WAIVER OF JURY TRIAL. THE BORROWER IRREVOCABLY WAIVES ANY AND ALL RIGHTS THE BORROWER MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS NOTE, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS NOTE OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. THE BORROWER ACKNOWLEDGES THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.
THE BORROWER ACKNOWLEDGES THAT IT HAS READ AND UNDERSTANDS ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE WAIVER OF JURY TRIAL, AND HAS BEEN ADVISED BY COUNSEL AS NECESSARY OR APPROPRIATE.
REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
    9

WITNESS the due execution hereof, as of the date first written above, with the intent to be legally bound hereby.

EVERCORE PARTNERS SERVICES EAST L.L.C. By: /s/ Timothy LaLonde Name: Timothy LaLonde Title: Chief Financial Officer